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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WATTS WATER TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Watts Water Technologies, Inc.
March 29, 2013

Dear Stockholder:

        It is my pleasure to invite you to attend our 2013 Annual Meeting of Stockholders, which will be held on Wednesday, May 15, 2013 at 9:00 a.m. at our principal executive offices located at 815 Chestnut Street, North Andover, Massachusetts 01845. On the pages following this letter you will find the notice of our 2013 Annual Meeting, which lists the business matters to be considered at the meeting, and the proxy statement, which describes the business matters listed in the notice. Following completion of the scheduled business at the 2013 Annual Meeting, we will report on our operations and answer questions from stockholders.

        Whether or not you plan to attend the 2013 Annual Meeting, your vote is important and we encourage you to vote promptly. You may vote your shares by telephone or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting are provided on the proxy card.

        We hope that you will be able to join us at the 2013 Annual Meeting.

Sincerely,
DAVID J. COGHLAN President and Chief Executive Officer

WATTS WATER TECHNOLOGIES, INC.
815 Chestnut Street
North Andover, MA 01845

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 15, 2013

To the Stockholders of
Watts Water Technologies, Inc.

        Notice is hereby given that the 2013 Annual Meeting of Stockholders of Watts Water Technologies, Inc., a Delaware corporation, will be held at our principal executive offices located at 815 Chestnut Street, North Andover, Massachusetts 01845, on Wednesday, May 15, 2013, at 9:00 a.m., local time, for the following purposes:

  1.
  To elect nine directors to our Board of Directors, each to hold office until our 2014 Annual Meeting of Stockholders and until such director's successor is duly elected and qualified;

  2.
  To ratify the selection of KPMG LLP as our independent registered public accounting firm for the current fiscal year;

  3.
  To approve our Executive Incentive Bonus Plan; and

  4.
  To approve our Second Amended and Restated 2004 Stock Incentive Plan.

        The stockholders will also consider and act upon any other matters that may properly come before the Annual Meeting.

        Only stockholders of record at the close of business on March 21, 2013 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors
KENNETH R. LEPAGE General Counsel, Executive Vice President of Administration and Secretary

North Andover, Massachusetts
March 29, 2013

i

ii

WATTS WATER TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS
May 15, 2013

PROXY STATEMENT

 INFORMATION ABOUT THE ANNUAL MEETING

        Our 2013 Annual Meeting of Stockholders will be held on Wednesday, May 15, 2013 at 9:00 a.m., local time, at our principal executive offices located at 815 Chestnut Street, North Andover, Massachusetts 01845. For directions to our principal executive offices, please visit the 2013 Annual Meeting page on our website at http://www.wattswater.com/2013annualmeeting. If you have any questions about the 2013 Annual Meeting, please contact Kenneth Lepage, our corporate Secretary, by telephone at (978) 688-1811 or by sending a written request for information addressed to Kenneth Lepage at our principal executive offices.

Information About this Proxy Statement

        You have received this proxy statement because the Board of Directors of Watts Water Technologies, Inc. (which we also refer to as Watts Water or the Company) is soliciting your proxy to vote your shares at the 2013 Annual Meeting and at any adjournment or postponement of the 2013 Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission, or SEC, and is designed to assist you in voting your shares. Only stockholders of record at the close of business on March 21, 2013 are entitled to receive notice of and to vote at the Annual Meeting.

        We are mailing this proxy statement and the accompanying proxy on or about March 29, 2013 to our stockholders of record as of March 21, 2013. We are also mailing our Annual Report for the fiscal year ended December 31, 2012 to such stockholders concurrently with this proxy statement. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 is available on our website at http://www.wattswater.com. If you are a stockholder and would like a copy of our Annual Report on Form 10-K or any of its exhibits sent to you, we will send you one without charge. Please address all such requests to Kenneth Lepage at our principal executive offices.

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 15, 2013

        The proxy statement and annual report to security holders are available at http://www.wattswater.com/2013annualmeeting.

 Information About Voting

        Each share of our class A common stock, par value $0.10 per share, outstanding on the record date is entitled to one vote, and each share of our class B common stock, par value $0.10 per share, outstanding on the record date is entitled to ten votes. As of the close of business on March 21, 2013, there were outstanding and entitled to vote 28,762,234 shares of class A common stock and 6,588,680 shares of class B common stock.

        Stockholders of Record.    Stockholders of record may vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

  •
  By telephone—Stockholders of record located in the United States and Canada can vote by calling the toll-free telephone number listed on the proxy card and following the instructions on the proxy card;

  •
  By Internet—Stockholders of record can vote over the Internet by visiting the website listed on the proxy card and following the instructions on the proxy card; or

  •
  By mail—Stockholders of record may vote by mail by signing, dating and mailing the enclosed proxy card and returning it in the enclosed prepaid envelope.

If a choice is specified in a proxy, shares represented by that proxy will be voted in accordance with such choice. If no choice is specified, the proxy will be voted "FOR" the election of each of the nine nominees for the Board of Directors, the ratification of the selection of KPMG LLP, and the approval of our Executive Incentive Bonus Plan and our Second Amended and Restated 2004 Stock Incentive Plan.

        You may revoke or change your proxy at any time before it is exercised by (i) delivering to us a signed proxy card with a date later than that of your previously delivered proxy, (ii) voting in person at the Annual Meeting, (iii) granting a subsequent proxy through the Internet or by telephone, or (iv) sending a written revocation to our corporate Secretary at our principal executive offices. Attending the Annual Meeting will not revoke your proxy unless you specifically request that your proxy be revoked by sending a written revocation to our corporate Secretary before the proxy is exercised or you vote in person at the Annual Meeting.

        Beneficial Owners.    If you are a beneficial owner and your shares are held in "street name" by a bank, broker or other holder of record, you will receive instructions from the holder of record as to how to vote your shares. You will need to follow the instructions of the holder of record in order to vote your shares. Many banks and brokers offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or broker on your voting instruction form. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker's proxy card and bring it to the Annual Meeting in order to vote.

Quorum; Required Votes; Abstentions and Broker Non-Votes

        The presence, in person or by proxy, of outstanding shares of class A common stock and class B common stock representing a majority of the total votes entitled to be cast is necessary to constitute a quorum for the transaction of business at our Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. A "broker non-vote" occurs when a bank, broker or other nominee holder has not received voting instructions with respect to a particular matter and the nominee holder does not have discretionary authority to vote on that matter. A nominee holder has discretionary authority under the rules of the New York Stock Exchange, or NYSE, to vote your shares on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, even if the nominee holder does not receive voting instructions from you, but will not have discretionary authority to vote on any of the other matters presented for consideration at the Annual Meeting.

        Election of Directors.    Under our by-laws, the nine director nominees receiving the highest number of affirmative votes out of the total number of votes represented by shares present (either in person or by proxy) and entitled to vote at the meeting will be elected as directors. You may vote for all of the director nominees, withhold your vote from all of the director nominees or withhold your vote from any one or more of the director nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

        Ratification of Our Independent Registered Public Accounting Firm.    Under our by-laws, the affirmative vote of the holders of a majority of the votes present or represented at the Annual Meeting and entitled to be cast will be required for approval of the ratification of the selection of KPMG LLP as our independent registered public accounting firm (Proposal 2). If you submit a proxy or attend the meeting but choose to abstain from voting on this proposal, you will be considered present at the meeting and entitled to vote on such proposal. As a result, an abstention will have the same effect as if you had voted against such proposal. Broker non-votes, however, will have no effect on the proposal because they will not be considered to have been entitled to vote on such proposal.

        Approval of Our Executive Incentive Bonus Plan.    Under our by-laws, the affirmative vote of the holders of a majority of the votes present or represented at the Annual Meeting and entitled to be cast will be required for approval of our Executive Incentive Bonus Plan (Proposal 3). If you submit a proxy or attend the meeting but choose to abstain from voting on this proposal, you will be considered present at the meeting and entitled to vote on such proposal. As a result, an abstention will have the same effect as if you had voted against such proposal. Broker non-votes, however, will have no effect on the proposal because they will not be considered to have been entitled to vote on such proposal.

        Approval of Our Second Amended and Restated 2004 Stock Incentive Plan.    Under our by-laws, the affirmative vote of the holders of a majority of the votes present or represented at the Annual Meeting and entitled to be cast will be required for approval of our Second Amended and Restated 2004 Stock Incentive Plan (Proposal 4). If you submit a proxy or attend the meeting but choose to abstain from voting on this proposal, you will be considered present at the meeting and entitled to vote on such proposal. As a result, an abstention will have the same effect as if you had voted against such proposal. Broker non-votes, however, will have no effect on the proposal because they will not be considered to have been entitled to vote on such proposal.

Solicitation of Proxies

        We will bear the expenses of preparing, printing and assembling the materials used in the solicitation of proxies. In addition to the solicitation of proxies by use of the mail or the Internet, we may also use the services of some of our officers and employees (who will receive no compensation for such services in addition to their regular salaries) to solicit proxies personally and by telephone and email. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to the beneficial owners of shares held of record by them, and we will reimburse them for their reasonable expenses.

Other Business to be Considered

        Our management does not know of any business other than the matters set forth in the Notice of Annual Meeting of Stockholders and described above that will be presented for consideration at the Annual Meeting. If any other business should properly come before the Annual Meeting, the proxies will be voted in accordance with the direction of the proxy holders. Each of the persons appointed by the enclosed form of proxy present and acting at the meeting, in person or by substitute, may exercise all of the powers and authority of the proxies in accordance with their judgment.

PROPOSAL 1
ELECTION OF DIRECTORS

        Our Board has nominated each of the individuals named below for election as a director. If elected, each nominee will serve until our 2014 Annual Meeting and until such director's successor has been duly elected and qualified. Proxies will be voted for each of the nominees named below unless otherwise specified in the proxy. All of the nominees except Joseph T. Noonan are currently members of our Board and were elected by our stockholders at the 2012 Annual Meeting. Management does not contemplate that any of the nominees will be unable to serve, but in that event, proxies solicited hereby may be voted for a substitute nominee designated by our Board or our Board may choose to reduce the number of directors serving on the Board.

        Our Board of Directors recommends that stockholders vote FOR the election of each nominee as a director of Watts Water Technologies, Inc.

 Information as to Nominees for Director

        Set forth below are the names of the nominees for our Board of Directors, their ages, principal occupations for at least the past five years, the years they originally became members of our Board of Directors and certain other information. The information provided below is current as of February 1, 2013 except for the ages of the nominees, which are current as of May 15, 2013, the date of our 2013 Annual Meeting.

Name	Age	Present Principal Employment and Prior Business Experience	Director Since
Robert L. Ayers	67	Mr. Ayers was Senior Vice President of ITT Industries and President of ITT Industries' Fluid Technology from October 1999 until September 2005. Mr. Ayers continued to be employed by ITT Industries from September 2005 until his retirement in September 2006, during which time he focused on special projects for the company. ITT Industries' Fluid Technology manufactures a broad range of pumps, mixers, controls and treatment systems. Mr. Ayers joined ITT Industries in 1998 as President of ITT Industries' Industrial Pump Group. Mr. Ayers served as a member of the Board of Directors of T-3 Energy Services, Inc., a provider of oil field products and services, from August 2007 to January 2011.	2006

Skills and Qualifications.    Mr. Ayers' skills and qualifications to serve on our Board include his extensive international, channel management, operations and sales and marketing experience with manufacturing companies in the fluid control industry.

Bernard Baert	63

Mr. Baert served as Senior Vice President and President, Europe and International of PolyOne Corporation from January 2010 until his retirement in April 2012. Mr. Baert served as Senior Vice President and General Manager, Color and Engineered Materials—Europe and Asia for PolyOne Corporation from 2006 to December 2009 and as Vice President and General Manager, Color and Engineered Materials—Europe and Asia from 2000 to 2006. From 1995 to September 2000, Mr. Baert was General Manager, Color—Europe for M.A. Hanna Company, the predecessor to PolyOne Corporation. PolyOne Corporation is a worldwide provider of specialty polymer materials, services and solutions. Prior to joining M.A. Hanna, Mr. Baert was General Manager, Europe for Hexcel Corporation and spent 17 years with Owens Corning where he served as a plant manager and held various positions in the areas of cost control and production.

			2011

Skills and Qualifications.    Mr. Baert's skills and qualifications to serve on our Board include his extensive general management and manufacturing experience, international experience, particularly in Europe, and his experience executing and integrating acquisitions in Europe, Asia and South America.

Name	Age	Present Principal Employment and Prior Business Experience	Director Since
Kennett F. Burnes	70

Mr. Burnes is the retired Chairman, President and Chief Executive Officer of Cabot Corporation, a global manufacturer of specialty chemicals and performance materials. He was Chairman of the Board of Directors from 2001 to March 2008, President from 1995 to January 2008 and Chief Executive Officer from 2001 to January 2008. Prior to joining Cabot Corporation in 1987, Mr. Burnes was a partner at the Boston-based law firm of Choate, Hall & Stewart, where he specialized in corporate and business law for nearly 20 years. Mr. Burnes has been a member of the Board of Directors of State Street Corporation, a provider of financial services to institutional investors, since 2003. Mr. Burnes' community activities include being a member of the Dana Farber Cancer Institute's Board of Trustees, a member of the Board of Trustees of the New England Conservatory, Chairman of the Board of Trustees of the Schepens Eye Research Institute and a member of the Board of Trustees of the Epiphany School.

			2009

Skills and Qualifications.    Mr. Burnes' skills and qualifications to serve on our Board include his experience as an operating executive and chief executive officer of an international manufacturing company and his nearly 20 years of experience as a corporate attorney representing public companies.

Richard J. Cathcart	68

Mr. Cathcart was Vice Chairman and a member of the Board of Directors of Pentair, Inc. from February 2005 until his retirement in September 2007. Mr. Cathcart served as President and Chief Operating Officer of Pentair's Water Technologies Group from January 2001 until February 2005. Mr. Cathcart also served as Executive Vice President and President of Pentair's Water Technologies Group from February 1996 to January 2001 and as Executive Vice President, Corporate Development from March 1995 to February 1996. Pentair is a diversified manufacturing company. Pentair's Water Group provides products and systems used in the movement, storage, treatment and enjoyment of water. Mr. Cathcart is also a member of the Board of Directors of Fluidra S.A., an international manufacturer of accessories and products for swimming pools, irrigation, and water treatment and purification systems.

			2007

Skills and Qualifications.    Mr. Cathcart's skills and qualifications to serve on our Board include his familiarity with our industry stemming from his service as an operating executive with an international manufacturing company in the fluid control industry, his strategic planning expertise and his extensive international experience as a business executive and as a board member of a public company based in Europe.

Name	Age	Present Principal Employment and Prior Business Experience	Director Since
David J. Coghlan	54

Mr. Coghlan became our Chief Executive Officer and President in January 2011. He previously served as our Chief Operating Officer from January 2010 to January 2011 and as President of North America and Asia from June 2008 to January 2010. Prior to joining our Company, Mr. Coghlan served as Vice President of Global Parts for Trane Inc. from April 2004 through May 2008. Trane is a global manufacturer of commercial and residential heating, ventilation and air conditioning equipment. Mr. Coghlan also held several management positions in the United States and internationally within the Climate Control Technologies segment of Ingersoll-Rand Company Limited, a manufacturer of transport temperature control units and refrigerated display merchandisers, from 1995 to December 2003. Before joining Ingersoll-Rand, Mr. Coghlan worked for several years with the management consulting firm of McKinsey & Co. in both the United Kingdom and the United States.

			2011

Skills and Qualifications.    Mr. Coghlan's skills and qualifications to serve on our Board include his extensive experience as an operating executive with several international manufacturing companies and his depth of knowledge about our Company and our industry.

W. Craig Kissel	62

Mr. Kissel previously was employed by Trane Inc. from 1980 until his retirement in September 2008. During his time at Trane, Mr. Kissel served as President of Trane Commercial Systems from 2004 to June 2008, President of WABCO Vehicle Control Systems from 1998 to 2003, President of Trane's North American Unitary Products Group from 1994 to 1997 and Vice President of Marketing of Trane's North American Unitary Products Group from 1992 to 1994 and held various other management positions at Trane from 1980 to 1991. Trane is a global manufacturer of commercial and residential heating, ventilation and air conditioning equipment, and WABCO is a leading worldwide supplier of commercial vehicle control systems. From 2001 to 2008, Mr. Kissel served as Chairman of Trane's Corporate Ethics and Integrity Council, which was responsible for developing the company's ethical business standards. Mr. Kissel also served in the U.S. Navy from 1973 to 1978. Mr. Kissel has served as a director of Chicago Bridge & Iron Company since May 2009. Chicago Bridge & Iron Company engineers and constructs some of the world's largest energy infrastructure projects.

			2011

Skills and Qualifications.    Mr. Kissel's skills and qualifications to serve on our Board include his experience managing manufacturing businesses, his familiarity with commercial and residential construction markets, international experience, product management and distribution experience, and his experience developing ethical business standards at Trane.

Name	Age	Present Principal Employment and Prior Business Experience	Director Since
John K. McGillicuddy	69

Mr. McGillicuddy was employed by KPMG LLP, a public accounting firm, from June 1965 until his retirement in June 2000. In June 1975, Mr. McGillicuddy was elected into the Partnership of KPMG LLP, where he served as Audit Partner, SEC Reviewing Partner, and Partner-in-Charge of Professional Practice. Mr. McGillicuddy is a former Chairman of the Better Business Bureau of Massachusetts. Mr. McGillicuddy is a member of the Board of Directors of Brooks Automation, Inc., a worldwide provider of automation, vacuum and instrumentation solutions to the global semiconductor and related industries. Mr. McGillicuddy is also a member of the Board of Directors of Cabot Corporation, a manufacturer of specialty chemicals and performance materials.

			2003

Skills and Qualifications.    Mr. McGillicuddy's skills and qualifications to serve on our Board include his 35 years of experience working in public accounting and his experience serving as a director of two other publicly traded international manufacturing companies.

Joseph T. Noonan	31

Mr. Noonan has worked as an independent digital strategy consultant since November 2012. Mr. Noonan previously was employed by Wayfair LLC from April 2008 to November 2012. During his time at Wayfair, Mr. Noonan served as Senior Director of Wayfair International from June 2011 to November 2012, Director of Category Management and Merchandising from February 2009 to June 2011 and Manager of Wayfair's Business-to-Business Division from April 2008 to February 2009. Wayfair is an online retailer of home furnishings, décor and home improvement products. Prior to joining Wayfair, Mr. Noonan worked as a venture capitalist at Polaris Partners and as an investment banker at Cowen & Company.

			—

Skills and Qualifications.    Mr. Noonan's skills and qualifications to serve on our Board include his extensive background in e-commerce, acquisition and business integration experience, and his unique perspective as a member of the Horne family.

Merilee Raines	57	Ms. Raines has served as Chief Financial Officer of IDEXX Laboratories, Inc. since October 2003. Prior to becoming Chief Financial Officer, Ms. Raines held several management positions with IDEXX, including Corporate Vice President of Finance, Vice President and Treasurer of Finance, Director of Finance, and Controller. IDEXX Laboratories develops, manufactures and distributes diagnostic and information technology based products and services for companion animal, livestock, poultry, water quality and food safety, and human point-of-care diagnostics.	2011

Skills and Qualifications.    Ms. Raines' skills and qualifications to serve on our Board include her extensive financial and accounting experience with a similarly sized international manufacturing company.

Director Compensation

        Non-employee directors are compensated for their service as directors. Mr. Coghlan is the only member of our Board of Directors who is an employee of Watts Water, and he does not receive any additional compensation for his service as a director. During 2012, the Compensation Committee engaged the compensation consulting firm Pearl Meyer & Partners to conduct a comprehensive competitive analysis of non-employee director compensation. Our director compensation program had last been modified in 2010. Pearl Meyer reviewed our non-employee director compensation relative to our benchmarking peer group of companies discussed later in this proxy statement in the Compensation Discussion and Analysis section. Pearl Meyer's analysis indicated that our total direct non-employee director compensation was more than 20% below the peer group median. In order to better position the Company to attract and retain qualified non-employee directors in a competitive marketplace, Pearl Meyer recommended a number of modifications to our director compensation program. After reviewing Pearl Meyer's recommendations, in August 2012 the Board approved an increase in the value of the annual equity award granted to non-employee Board members from $60,000 to $90,000, an increase in the additional annual retainer for the Chairman of the Board from $20,000 to $40,000, an increase in the additional annual retainer for the Chairman of the Audit Committee from $15,000 to $17,500, and an increase in the additional annual retainer for the Chairman of the Compensation Committee from $10,000 to $12,500. The aggregate impact of these modifications places total non-employee director compensation approximately 4% below the peer group median. Set forth below is a summary of the new annual compensation arrangements approved for our non-employee directors in 2012.

Annual cash retainer:	$60,000
Additional annual retainer for the Chairman of the Board of Directors:	$40,000
Additional annual retainer for the Chairman of the Audit Committee:	$17,500
Additional annual retainer for the Chairman of the Compensation Committee:	$12,500
Additional annual retainer for the Chairman of the Nominating and Corporate Governance Committee:	$5,000
Fair market value of annual grant of class A common stock:	$90,000

        We also reimburse non-employee directors for reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings and for fees and reasonable out-of-pocket expenses for their attendance at director education seminars and programs they attend at the request of the Board. Non-employee directors do not receive any additional compensation for attendance at Board or committee meetings.

        Mr. McGillicuddy served as both the Chairman of the Board of Directors and the Chairman of the Audit Committee during 2012, but he elected to receive only the additional annual retainer for his service as Chairman of the Board of Directors and to forego the additional annual retainer for his service as Chairman of the Audit Committee.

        Our Board typically approves grants of stock awards to non-employee directors at its regularly scheduled third quarter meeting. Such awards are not subject to vesting or any other conditions or restrictions. We have adopted a practice that annual stock awards for non-employee directors are granted on the third business day following the release of our second quarter earnings to the public. The purpose for setting this grant date is to ensure that we are using a date when the public markets have a maximum amount of information about our financial performance and have had a sufficient amount of time to understand and react to such information. The Board granted 2,405 shares of class A common stock to each of Messrs. Ayers, Baert, Burnes, Cathcart, Kissel, McGillicuddy, and Ms. Raines on August 3, 2012.

        We have instituted a program under which our non-employee directors may defer receipt of their annual grant of shares of class A common stock. If any dividends are paid on our class A common stock during the period in which the stock is deferred, the non-employee director is credited with cash in the amount he or she would have received if the shares had been issued and held by the director at the time the dividend was paid. The accrued dividends will be distributed, without interest, in cash at the time that the stock is issued to the director at the end of the deferral period chosen by such director. Messrs. Ayers, Baert, Burnes, Cathcart and McGillicuddy elected to defer receipt of their 2012 stock awards.

        Our non-employee directors are subject to stock ownership guidelines. These guidelines stipulate that each non-employee director should own shares of our class A common stock with a market value of at least $180,000, which is equivalent to a multiple of three times our current annual cash retainer. It is expected that this ownership level will generally be achieved within a three-year period beginning when a director is first elected to the Board. For purposes of determining a director's compliance with these ownership guidelines, any deferred shares are considered held by the director. The Compensation Committee reviews each non-employee director's compliance with these guidelines on an annual basis. Compliance is typically measured based on stock ownership as of the last day of the second quarter. At the end of the second quarter of 2012, all of our non-employee directors who had been members of our Board for three or more years were in compliance with our stock ownership guidelines.

        The following table contains information on compensation for the non-employee members of our Board of Directors during the fiscal year ended December 31, 2012.

2012 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash($)	Stock Awards($)(1)	Option Awards($)(2)	All Other Compensation($)	Total($)
Robert L. Ayers	60,000	89,971	—	—	149,971
Bernard Baert	60,000	89,971	—	—	149,971
Kennett F. Burnes	65,000	89,971	—	—	154,971
Richard J. Cathcart	70,625	89,971	—	—	160,596
Ralph E. Jackson, Jr.(3)	30,000	—	—	—	30,000
W. Craig Kissel	60,000	89,971	—	—	149,971
John K. McGillicuddy	85,000	89,971	—	—	174,971
Merilee Raines	60,000	89,971	—	—	149,971

(1)
The amounts in this column reflect the grant date fair value of the stock awards granted during 2012 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 12 to our audited consolidated financial statements for the year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2013. The amounts reflected in this column for Messrs. Ayers, Baert, Burnes, Cathcart and McGillicuddy were deferred under our non-employee director stock deferral program described above.

(2)
There were no stock options granted to our non-employee directors during 2012. Mr. McGillicuddy held stock options for the purchase of 3,094 shares of class A common stock as of December 31, 2012. All of Mr. McGillicuddy's stock options were fully vested prior to 2012. None of our other non-employee directors hold any stock options.

(3)
Mr. Jackson retired from our Board of Directors at the 2012 Annual Meeting held on May 16, 2012.

 CORPORATE GOVERNANCE

Our Commitment to Good Corporate Governance

        We believe that good corporate governance and an environment of the highest ethical standards are important for us to achieve business success and to create value for our stockholders. Our Board is committed to high governance standards and continually works to improve them. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities on corporate governance and employed by other public companies. We also review guidance and interpretations provided from time to time by the SEC and the NYSE and consider changes to our corporate governance policies and practices in light of such guidance and interpretations.

Role of Our Board of Directors

        Our Board monitors overall corporate performance and the integrity of our financial controls and legal compliance procedures. It appoints executive officers and oversees succession planning and our executive officers' performance and compensation. Our Board oversees the development of fundamental operating, financial and other corporate plans, strategies and objectives, and conducts a year-long process which culminates in Board review and approval each year of a business plan, a capital expenditures budget and other key financial and business objectives.

        Members of our Board keep informed about our business through discussions with our Chief Executive Officer and other members of our senior management team, by reviewing materials provided to them on a regular basis and in preparation for Board and committee meetings and by participating in meetings of the Board and its committees. We regularly review key portions of our business with the Board, and we introduce our executives to the Board so that the Board can become familiar with our key employees. In addition, we hold periodic strategy sessions between members of senior management and the Board, during which members of the senior management team provide in-depth reviews of various aspects of our business operations and discuss our strategy with respect to such operations.

        In 2012, our Board met ten times and each incumbent director who will be standing for reelection at the 2013 Annual Meeting attended at least 75% of the total number of meetings of the Board and all committees of the Board on which the director served.

        The Role of our Board in Risk Oversight.    The Board's role in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to Watts Water, including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from senior management to enable it to understand our risk identification, risk management and risk mitigation processes and strategies. When a committee receives a report on a particular risk, the chairman of the relevant committee reports on the committee's discussion of such risk to the full Board during the next full Board meeting. This enables the Board and its committees to coordinate the risk oversight role. As part of its charter, the Audit Committee discusses the guidelines and policies that govern the process by which our exposure to risk is assessed and managed by management.

        Board Leadership Structure.    We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for setting the strategic direction for Watts Water, providing day-to-day leadership and managing our performance. The Chairman of the Board provides guidance to our Chief Executive Officer, works with our Chief Executive Officer to set the agenda for Board meetings and presides over meetings of the full Board, including executive sessions of the non-management and independent directors.

 Performance of Our Board

        Our Board considers it important to continually evaluate and improve its effectiveness and that of its committees. Our Board and each of its standing committees conduct annual self-evaluations. The Nominating and Corporate Governance Committee oversees our Board's self-evaluation process. The results of each committee's annual self-evaluation are reported to the full Board.

Business Ethics and Compliance

        We have adopted a Code of Business Conduct applicable to all officers, employees and Board members worldwide. The Code of Business Conduct is posted in the "Investor Relations" section of our website at http://www.wattswater.com. Any amendments to, or waivers of, the Code of Business Conduct which apply to our Chief Executive Officer, Chief Financial Officer, Corporate Controller or any person performing similar functions will be disclosed on our website within four business days of the date of such amendment or waiver.

Director Independence

        As of February 1, 2013, members of the Horne family beneficially owned 6,538,680 shares of our class B common stock that are subject to The George B. Horne Voting Trust Agreement—1997. These shares represent 69.2% of our total outstanding voting power. As trustee of The George B. Horne Voting Trust Agreement—1997, Timothy P. Horne has sole power to vote all of the shares subject to the trust and effectively exercises control over voting power for the election of our directors. As a result, we are a "controlled company" under NYSE rules. As a controlled company, under NYSE rules, we may choose not to have a majority of independent directors or compensation or governance committees consisting solely of independent directors.

        We have chosen not to take advantage of the controlled company exemption under NYSE rules and are committed to having a Board with at least a majority of independent directors. Under our Corporate Governance Guidelines, we require that at least a majority of the members of our Board meet the independence requirements of the NYSE. Under NYSE rules, a director qualifies as "independent" if the Board affirmatively determines that the director has no material relationship with the listed company. The Board is required to consider broadly all relevant facts and circumstances in making an independence determination. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The Nominating and Corporate Governance Committee annually evaluates the independence of each non-employee director nominee and makes recommendations to the Board. In making its recommendations, the Nominating and Corporate Governance Committee applies NYSE rules to determine independence and evaluates any other business, legal, accounting or family relationships between all non-employee director nominees and Watts Water.

        In February 2013, the Nominating and Corporate Governance Committee and our Board reviewed all relationships between Watts Water and each non-employee director nominee to determine compliance with the NYSE independence rules and our Corporate Governance Guidelines, and to evaluate whether there are any other facts or circumstances that might impair the director's independence. Based on the results of this review and the recommendations of the Nominating and Corporate Governance Committee, the Board determined that seven of our nine director nominees (Messrs. Ayers, Baert, Burnes, Cathcart, Kissel, McGillicuddy and Ms. Raines) are independent under NYSE rules and that the composition of our Board therefore complies with our Corporate Governance Guidelines. With respect to Mr. Noonan, the Board determined that he is a non-management director under NYSE rules, but not independent under NYSE rules because he is the son-in-law of Timothy P. Horne, our controlling stockholder. Mr. Coghlan is currently employed as Chief Executive Officer and President of the Company and therefore is also not independent.

 Horne Family Board Participation

        Timothy P. Horne served as a member of our Board of Directors until our 2010 Annual Meeting, when he retired from the Board in compliance with the age limitation for Board members contained in our Corporate Governance Guidelines. Since his retirement from the Board, Mr. Horne has served as a director emeritus and has selectively participated in certain Board discussions at the invitation of our Board. In February 2013, Mr. Horne requested that our Board consider nominating his son-in-law, Joseph T. Noonan, to serve as a member of the Board. We believe that it is strategically important for a Horne family member to be actively engaged in the oversight of Watts Water, including by serving on our Board of Directors. Through participation on the Board, the Horne family's long-term perspective is brought to bear, in some measure, upon all Board decisions. Having a Horne family member on the Board serves as an effective link between the Board and the controlling Horne family stockholders. Board service also provides the controlling Horne family stockholders with an active means by which to oversee their investment. For these reasons, the Board has nominated Mr. Noonan for election as a member of the Board at the 2013 Annual Meeting.

Corporate Governance Guidelines

        Our Board has adopted Corporate Governance Guidelines that govern the structure and functioning of the Board and set out the Board's policies on governance issues. The Corporate Governance Guidelines are posted in the "Investor Relations" section of our website at http://www.wattswater.com.

Executive Sessions

        In accordance with our Corporate Governance Guidelines, our non-management directors meet in executive session at least quarterly. The Chairman of the Board or, in his absence, a director chosen by the non-management directors in attendance, presides at such meetings.

Communications with the Board

        Our Board welcomes the submission of any comments or concerns from stockholders and any interested parties. Communications should be in writing and addressed to our corporate Secretary at our principal executive offices and marked to the attention of the Board or any of its committees, individual directors or non-management or independent directors as a group. All correspondence will be forwarded to the intended recipient(s).

Annual Meeting Attendance

        Directors are encouraged to attend our annual meetings of stockholders. Seven of our directors attended the 2012 Annual Meeting either in person or by telephone conference call.

Committees of the Board

        Our Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee is composed solely of directors determined by the Board to be independent under the applicable NYSE and SEC rules. The Board has adopted a written charter for each standing committee. You may find copies of the charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee in the "Investor Relations" section of our website at http://www.wattswater.com. The Board also appoints from time to time ad hoc committees to address specific matters.

        Audit Committee.    The Audit Committee currently consists of Messrs. McGillicuddy (Chairman), Baert, Burnes and Ms. Raines. The Board has made a determination that each of the members of the

Audit Committee satisfies the independence requirements of the NYSE as well as Rule 10A-3 under the Securities Exchange Act of 1934. In addition, the Board has determined that Mr. McGillicuddy and Ms. Raines are "audit committee financial experts," as defined by SEC rules. During 2012, the Audit Committee held eight meetings. Our Audit Committee assists the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent registered public accounting firm, and the performance of our internal audit function. This includes the selection and evaluation of our independent registered public accounting firm, the oversight of our systems of internal accounting and financial controls, the review of management's assessment and management of risk, the review of the annual independent audit of our financial statements, the review of our Code of Business Conduct, the establishment of "whistle-blowing" procedures, and the oversight of other compliance matters.

        Compensation Committee.    The Compensation Committee currently consists of Messrs. Cathcart (Chairman), Ayers and Kissel. During 2012, the Compensation Committee held five meetings. Our Compensation Committee is responsible for shaping the principles, strategies and compensation philosophy that guide the design and implementation of our employee compensation programs and arrangements. Its primary responsibilities are to:

  •
  evaluate the performance of our Chief Executive Officer and, either as a committee or together with the independent members of our Board of Directors, determine the compensation of our Chief Executive Officer;

  •
  review and approve the compensation of our other executive officers;

  •
  approve annual performance bonus targets and objectives and the annual bonus amounts paid to our executive officers under our Executive Incentive Bonus Plan;

  •
  approve all stock awards granted under our 2004 Stock Incentive Plan and the participants in our Management Stock Purchase Plan;

  •
  review and submit its recommendations to our Board of Directors on compensation for non-employee directors;

  •
  review and discuss with management the Compensation Discussion and Analysis to be included in the proxy statement; and

  •
  monitor our policies and practices for the development and succession of senior management.

        The Compensation Committee holds one regularly scheduled meeting each quarter and schedules additional meetings as often as necessary in order to perform its duties and responsibilities. The Chairman of the Compensation Committee works with management to establish the agenda for each meeting. Compensation Committee members receive and review materials in advance of each meeting. These materials include information that management believes will be helpful to the Compensation Committee as well as materials that members of the Compensation Committee request. The Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members when the Compensation Committee deems it appropriate to do so in order to carry out its responsibilities.

        The Compensation Committee is authorized under its charter to retain consultants to assist it in the evaluation of executive compensation and to approve the fees and other retention terms for its consultants. The Compensation Committee has retained Pearl Meyer as a compensation consultant to review our compensation programs and provide advice to the Compensation Committee with respect to executive compensation. Pearl Meyer does not provide any other services to Watts Water. The Compensation Committee requested and received responses to an independence questionnaire and an independence letter from Pearl Meyer for 2012, and based on those responses the Compensation Committee believes that Pearl Meyer has no conflicts of interest or potential conflicts of interest in providing compensation advice to the Compensation Committee. As appropriate, the Compensation Committee also looks to our human resources department to support the Compensation Committee in its work and to provide necessary information.

        The Compensation Committee has conducted a review and assessment of risk as it relates to our compensation policies and practices and determined that our compensation policies and practices do not encourage excessive or inappropriate risk taking and are not reasonably likely to cause a material adverse effect on Watts Water.

        Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee currently consists of Messrs. Burnes (Chairman), Ayers, Baert, Cathcart, Kissel, McGillicuddy and Ms. Raines. During 2012, the Nominating and Corporate Governance Committee held three meetings. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending that the Board select the director nominees for election at each annual meeting of stockholders. The Nominating and Corporate Governance Committee is also responsible for periodically reviewing our Corporate Governance Guidelines and recommending any changes thereto, overseeing the evaluation of the Board and management, and approving related person transactions.

Director Candidates

        The Nominating and Corporate Governance Committee will consider for nomination to the Board candidates recommended by stockholders. Recommendations should be sent to our corporate Secretary, Kenneth Lepage, at our principal executive offices and marked to the attention of the Nominating and Corporate Governance Committee. In order to be considered for inclusion as a nominee for director in our proxy statement for our 2014 Annual Meeting, a recommendation must be received no later than November 29, 2013. Recommendations must be in writing and must contain the information set forth in Section IV.C of the Nominating and Corporate Governance Committee charter, which is available in the "Investor Relations" section of our website at http://www.wattswater.com, or on written request to our corporate Secretary at our principal executive offices.

        In addition to considering candidates suggested by stockholders, the Nominating and Corporate Governance Committee may consider potential candidates suggested by current directors, Company officers, employees, third-party search firms and others. The Nominating and Corporate Governance Committee screens all potential candidates in the same manner regardless of the source of the recommendation. The Nominating and Corporate Governance Committee's review is typically based on any written materials provided with respect to the potential candidate. The Nominating and Corporate Governance Committee determines whether the candidate meets our minimum qualifications and possesses specific qualities and skills for directors and whether requesting additional information or an initial screening interview is appropriate.

        Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures described later in this proxy statement under "Stockholder Proposals".

        Mr. Noonan, who is standing for election as a member of our Board of Directors for the first time at the 2013 Annual Meeting, was recommended to the Nominating and Corporate Governance Committee by Timothy P. Horne, our controlling stockholder.

        Criteria and Diversity.    In considering whether to recommend any candidate for nomination to the Board, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in Exhibit A to the Nominating and Corporate Governance Committee charter. In addition to satisfying other criteria, the Nominating and Corporate Governance

Committee must be satisfied that the recommended nominee has the highest personal and professional integrity, sound business and strategic judgment, the ability to devote sufficient time and energy to the Board, and the ability and will to challenge management while refraining from assuming management's role, and the nominee must not serve on more than two public company boards in addition to our Board. The Nominating and Corporate Governance Committee also considers experience in our industry or markets, international business experience, experience serving on the boards of public companies, experience acquiring companies and diversity of background and experience to be favorable characteristics in evaluating recommended nominees. Our Corporate Governance Guidelines and our Nominating and Corporate Governance Committee charter specify that the Nominating and Corporate Governance Committee and the Board understand the importance of diversity among members of the Board to our long-term success. Diversity encompasses a wide range of individual characteristics and experiences, including such things as gender, age, race, sexual orientation, national origin, religion, political affiliation, marital status, disability, and geographic background. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the members of the Board, considered as a group, should provide an appropriate mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Compensation Committee Interlocks and Insider Participation

        During 2012, Messrs. Ayers, Cathcart, Kissel and Jackson served as members of the Compensation Committee of our Board of Directors. None of the directors who served as members of the Compensation Committee during 2012 is or has been an executive officer or employee of Watts Water.

        None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Restrictions on Hedging and Pledging Transactions

        We prohibit all hedging transactions or short sales involving Company securities by all designated insiders under our Insider Trading Procedures, including all directors and executive officers. We also prohibit such designated insiders from holding any Company securities in margin accounts. No designated insider may pledge any Company securities as collateral for a loan unless the pledge has been approved in advance by the Compensation Committee of our Board of Directors.

Certain Relationships and Related Transactions

  Transactions with Related Persons

        As more fully described in the "Principal Stockholders" section of this proxy statement, Timothy P. Horne controls approximately 69.2% of the voting power of our stock. Mr. Horne has served as a director emeritus of the Company since his retirement from our Board of Directors in May 2010. Pursuant to the Company's by-laws, Mr. Horne was reappointed as a director emeritus by our Board of Directors on February 19, 2013 to serve a one-year term beginning on the date of our 2013 Annual Meeting and ending on the date of our 2014 Annual Meeting. As a director emeritus, Mr. Horne may be invited by our Board to attend meetings of the Board of Directors or any committee of the Board of Directors but he does not have the right to vote and he is excluded from the number of directors for quorum and other purposes.

        In September 1996, we entered into a Supplemental Compensation Agreement with Mr. Horne, who was at that time our Chief Executive Officer and President, which provided that Mr. Horne would provide consulting services to us and receive certain compensation following his retirement as an employee of the Company. Mr. Horne retired as an employee on December 31, 2002. Under the agreement, as amended, Mr. Horne has agreed to provide consulting services to us for 300 to 500 hours per year so long as he is physically able. We agreed to pay Mr. Horne the greater of (i) one-half of the average of Mr. Horne's annual base salary as an employee of Watts Water during the three years immediately prior to his retirement or (ii) $400,000 for each calendar year following Mr. Horne's retirement until the date of his death, subject to certain cost-of-living increases each year. We paid Mr. Horne $556,776 for his consulting services in 2012. In the event of a change of control of the Company, Mr. Horne has the right to elect to receive a lump-sum payment instead of continuing to receive annual consulting fee payments. If Mr. Horne elects to receive the lump-sum payment, his obligation to provide consulting services to us terminates. The lump-sum payment would equal the present value of $23,650 monthly for life and would be determined with reference to discount rates and mortality tables applicable under our pension plan and an adjustment for inflation. If Mr. Horne elects to receive a lump-sum payment following a change of control of the Company, we also agreed to make a tax gross-up payment to him to cover all federal, state and local taxes payable by him with respect to the lump-sum payment. We also agreed to provide lifetime benefits to Mr. Horne, including use of secretarial services, use of an office at our corporate headquarters, retiree health insurance, reimbursement of tax and financial planning expenses, automobile maintenance expenses, one club membership, an indemnification agreement and payment of travel expenses when visiting our facilities in the course of providing consulting services to us. Our obligations to make the above-described payments to Mr. Horne and to provide the above-described benefits will not be affected or limited by Mr. Horne's physical inability to provide consulting services to us if such disability should occur.

  Policies and Procedures for Related Person Transactions

        Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Watts Water is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a "related person," has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Board's Nominating and Corporate Governance Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Nominating and Corporate Governance Committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

  •
  the related person's interest in the related person transaction;

  •
  the approximate dollar value involved in the related person transaction;

  •
  the approximate dollar value of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        The Nominating and Corporate Governance Committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the best interests of Watts Water. The Nominating and Corporate Governance Committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of the annual consolidated gross revenues of Watts Water; and

  •
  a transaction that is specifically contemplated by provisions of our charter or bylaws.

        The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our class A and class B common stock as of February 1, 2013, by:

  •
  each person or entity known by us to own beneficially more than 5% of either class of our common stock;

  •
  each of our directors and director nominees;

  •
  each of the executive officers named in the Summary Compensation Table; and

  •
  all of our current directors and executive officers as a group.

        In accordance with SEC rules, we have included in the number of shares beneficially owned by each stockholder all shares over which such stockholder has sole or shared voting or investment power, and we have included all shares that the stockholder has the right to acquire within 60 days after February 1, 2013 through the exercise of stock options, the settlement of restricted stock units or any other right. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to shares beneficially owned by that stockholder. For purposes of determining the equity and voting percentages for each stockholder, any shares that such stockholder has the right to acquire within 60 days after February 1, 2013 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of determining the percentages for any other stockholder.

	Shares Beneficially Owned(2)
Name of Beneficial Owner(1)	Number		Percent of Class A Common Stock	Percent of Class B Common Stock	Percent of Voting Power
5% Stockholders
Timothy P. Horne	6,538,680	(3)(4)	18.6	99.2	69.2
Walter J. Flowers	1,869,710	(5)	6.1	28.4	19.8
Daniel W. Horne	1,666,970	(6)	5.5	25.3	17.6
Deborah Horne	1,666,970	(6)	5.5	25.3	17.6
Peter W. Horne	1,580,770	(7)	5.1	23.5	16.4
Gabelli Funds, LLC, et al.	2,937,793	(8)	10.3	0	3.1
BlackRock, Inc.	2,187,265	(9)	7.6	0	2.3
Dimensional Fund Advisors LP	1,818,859	(10)	6.3	0	1.9
T. Rowe Price Associates, Inc.	1,577,850	(11)	5.5	0	1.7
The Vanguard Group	1,559,957	(12)	5.4	0	1.7
Invesco Ltd.	1,444,538	(13)	5.0	0	1.5
Directors and Executive Officers
Robert L. Ayers	16,571	(14)	*	0	*
Bernard Baert	4,470	(15)	*	0	*
Srinivas K. Bagepalli	15,750	(16)	*	0	*
Kennett F. Burnes	12,717	(17)	*	0	*
Richard J. Cathcart	11,173	(18)	*	0	*
David J. Coghlan	118,949	(19)	*	0	*
W. Craig Kissel	3,665		*	0	*
Kenneth R. Lepage	68,006	(20)	*	0	*
Dean P. Freeman	8,000	(21)	*	0	*
William C. McCartney	41,023	(22)	*	0	*
John K. McGillicuddy	16,524	(23)	*	0	*
Elie Melhem	9,155	(24)	*	0	*
Joseph T. Noonan	0	(25)	0	0	0
Merilee Raines	4,870		*	0	*
All executive officers and directors (13 persons)	337,936	(26)	1.2	0	*

*
Represents less than 1%

(1)
The address of each stockholder in the table is c/o Watts Water Technologies, Inc., 815 Chestnut Street, North Andover, Massachusetts 01845, except that (i) the address of Gabelli Funds, LLC et al. is One Corporate Center, Rye, New York 10580, (ii) the address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022, (iii) the address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746, (iv) the address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202, (v) the address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355, and (vi) the address of Invesco Ltd. is 1555 Peachtree Street NE, Atlanta, Georgia 30309.

(2)
The number of shares and percentages were determined as of February 1, 2013 in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. At that date, a total of 35,250,096 shares were outstanding, of which 28,661,416 were shares of class A common stock and 6,588,680 were shares of class B common stock. Each share of class A common stock is entitled to one vote and each share of class B common stock is entitled to ten votes. Each share of class B common stock is convertible into one share of class A common stock at any time. A holder of shares of class B common stock is deemed to beneficially own the shares of class A common stock into which the class B shares are convertible. Shares of class A common stock are not convertible. The table's voting percentage reflects the applicable beneficial owner's one vote per share of class A common stock plus ten votes per share of class B common stock, if any, divided by the total number of possible votes.

(3)
Consists of (i) 1,484,390 shares of class B common stock held by Timothy P. Horne (for purposes of this footnote 3, "Mr. Horne"), (ii) 1,666,970 shares of class B common stock held by a revocable trust for the benefit of Daniel W. Horne, Mr. Horne's brother, for which Walter J. Flowers serves as sole trustee, (iii) 1,666,970 shares of class B common stock held by a revocable trust for the benefit of Deborah Horne, Mr. Horne's sister, for which Mr. Horne serves as sole trustee, which trust is revocable with the consent of the trustee, (iv) 1,495,010 shares of class B common stock held by a revocable trust for the benefit of Peter W. Horne, Mr. Horne's brother, for which Peter W. Horne serves as sole trustee, (v) 22,600 shares of class B common stock held for the benefit of Tiffany Horne Noonan, Mr. Horne's daughter, under an irrevocable trust for which Mr. Horne serves as trustee, (vi) 147,740 shares of class B common stock held by a revocable trust for the benefit of Tiffany Horne Noonan, for which Walter J. Flowers serves as sole trustee, (vii) 35,000 shares of class B common stock held for the benefit of Tara V. Horne, Mr. Horne's daughter, under an irrevocable trust for which Walter J. Flowers and Mr. Horne serve as co-trustees, and (viii) 20,000 shares of class B common stock held by a trust for the benefit of Tiffany Horne Noonan, for which Walter J. Flowers and Mr. Horne serve as co-trustees. All of the shares of class B common stock noted in clauses (i) through (viii) (6,538,680 shares of class B common stock in the aggregate) are subject to The Amended and Restated George B. Horne Voting Trust Agreement—1997 ("1997 Voting Trust") for which Mr. Horne serves as trustee (see footnote 4 for a description of the 1997 Voting Trust). Mr. Horne has sole power to vote or direct the vote of all 6,538,680 shares subject to the 1997 Voting Trust, sole power to dispose or to direct the disposition of 1,506,990 of the shares, and shared power to dispose or to direct the disposition of 5,031,690 of the shares.

(4)
6,538,680 shares of class B common stock in the aggregate (see footnote 3) are subject to the terms of the 1997 Voting Trust. Under the terms of the 1997 Voting Trust, the trustee (currently Timothy P. Horne) has sole power to vote all shares subject to the 1997 Voting Trust. Timothy P. Horne, for so long as he is serving as trustee of the 1997 Voting Trust, has the power to determine in his sole discretion whether or not proposed actions to be taken by the trustee of the 1997 Voting Trust shall be taken, including the trustee's right to authorize the withdrawal of shares from the 1997 Voting Trust (for purposes of this footnote, the "Determination Power"). In the event that Timothy P. Horne ceases to serve as trustee of the 1997 Voting Trust, no trustee thereunder shall have the Determination Power except in accordance with a duly adopted amendment to the 1997 Voting Trust. Under the terms of the 1997 Voting Trust, in the event that Timothy P. Horne ceases to serve as trustee of the 1997 Voting Trust, then Daniel J. Murphy III and Walter J. Flowers (each, a "Successor Trustee" and together, the "Successor Trustees"), shall thereupon become co-trustees of the 1997 Voting Trust. If a Successor Trustee shall cease to serve as such for any reason, then a third person shall become a co-trustee with the remaining Successor Trustee, in accordance with the following line of succession: first, any individual designated as the Primary Designee, next, any individual designated as the Secondary Designee, and then, an individual appointed by the holders of a majority in interest of the voting trust certificates then outstanding. In the event that the Successor Trustees do not unanimously concur on any matter not specifically contemplated by the terms of the 1997 Voting Trust, the vote of a majority of the Successor Trustees shall be determinative. The 1997 Voting Trust expires on August 26, 2021, subject to extension on or after August 26, 2019 by stockholders (including the trustee of any trust stockholder, whether or not such trust is then in existence) who deposited shares of class B common stock in the 1997 Voting Trust and are then living or, in the case of shares in the 1997 Voting Trust the original depositor of which (or the trustee of the original depositor of which) is not then living, the holders of voting trust certificates representing such shares. The 1997 Voting Trust may be amended by vote of the holders of a majority of the voting trust certificates then outstanding and by the number of trustees authorized to take action at the relevant time or, if the trustees (if more than one) do not concur with respect to any proposed amendment at any time when any trustee holds the Determination Power, then by the trustee having the Determination Power. Amendments to the extension, termination and amendment provisions of the 1997 Voting Trust require the approval of each individual depositor. Shares may not be removed from the 1997 Voting Trust during its term without the consent of the requisite number of trustees required to take action under the 1997 Voting Trust. Voting trust certificates are subject to restrictions on transfer applicable to the stock that they represent. Timothy P. Horne holds 22.7% of the total beneficial interest in the 1997 Voting Trust (the "Beneficial Interest") individually, 25.5% of the Beneficial Interest as trustee of the 1997 Voting Trust to which shares held in a revocable trust for the benefit of Daniel W. Horne are subject, 25.5% of the Beneficial Interest as trustee of a revocable trust for the benefit of Deborah Horne, 22.9% of the Beneficial Interest as trustee of the 1997 Voting Trust to which shares held in a revocable trust for the benefit of Peter W. Horne are subject, 0.4% of the Beneficial Interest as trustee of an irrevocable trust for the benefit of Tiffany Horne Noonan, 0.5% of the Beneficial Interest as co-trustee of a trust for the benefit of Tara V. Horne, and 0.3% of the Beneficial Interest as co-trustee of a trust for the benefit of Tiffany Horne Noonan (representing an aggregate of 100% of the Beneficial Interest). Tiffany Horne Noonan as beneficiary of an irrevocable trust holds 0.4% of the Beneficial Interest.

(5)
Consists of (i) 1,666,970 shares of class B common stock held in a revocable trust for the benefit of Daniel W. Horne for which Mr. Flowers serves as the sole trustee, (ii) 147,740 shares of Class B Common Stock held in a revocable trust for the benefit of Tiffany Horne Noonan for which Mr. Flowers serves as the sole trustee, (iii) 35,000 shares of class B common stock held in a trust for the benefit of Tara V. Horne for which Mr. Flowers and Timothy P. Horne serve as co-trustees, and (iv) 20,000 shares of class B common stock held in a trust for the benefit of Tiffany Horne Noonan for which Mr. Flowers and Timothy P. Horne serve as co-trustees. All of the shares of class B common stock noted in clauses (i) through (iv) (1,869,710 in the aggregate) are subject to the 1997 Voting Trust for which Timothy P. Horne serves as sole trustee (see footnote 4 for a description of the 1997 Voting Trust). Mr. Flowers has no power to vote or direct the vote of the shares and has shared power to dispose or direct the disposition of all of the shares. Mr. Flowers disclaims beneficial ownership of all such shares.

(6)
All of the shares are class B common stock and are held in revocable trusts. All of the shares are subject to the 1997 Voting Trust (see footnote 4 for a description of the 1997 Voting Trust). The holders have no power to vote or direct the vote of the shares and have shared power to dispose or direct the disposition of the shares.

(7)
Consists of 35,760 shares of class A common stock and 1,545,010 shares of class B common stock, which are held in a revocable trust. 1,495,010 of the shares of class B common stock are subject to the 1997 Voting Trust (see footnote 4 for a description of the 1997 Voting Trust). Peter W. Horne has sole power to vote or direct the vote of and sole power to dispose or direct the disposition of the 85,760 shares that are not subject to the 1997 Voting Trust and shared power to dispose or direct the disposition of the 1,495,010 shares that are subject to the 1997 Voting Trust.

(8)
The amount shown and the following information are based solely on a Schedule 13D/A filed with the SEC on September 23, 2011 by Gabelli Funds, LLC, GAMCO Asset Management Inc. and Teton Advisors, Inc. (collectively, for purposes of this footnote 8, the "Funds") reporting their aggregate holdings of shares of class A common stock. Mario J. Gabelli directly and indirectly controls the entities filing the Schedule 13D/A, which entities are primarily investment advisors to various institutional and individual clients, including registered investment companies and pension plans, and as general partner of various private investment partnerships. Certain of these entities may also make investments for their own accounts. Gabelli Funds, LLC has sole power to vote or direct the vote and sole power to dispose or to direct the disposition of 742,500 of the shares. GAMCO Asset Management Inc. has sole power to vote or direct the vote of 2,099,293 of the shares and sole power to dispose or to direct the disposition of 2,194,793 of the shares. Teton Advisors, Inc. has sole power to vote or direct the vote and sole power to dispose or to direct the disposition of 500 of the shares. Mario Gabelli is deemed to have beneficial ownership of the shares owned beneficially by each of the entities filing the Schedule 13D/A.

(9)
The amount shown and the following information are based solely on a Schedule 13G/A filed with the SEC on February 8, 2013. BlackRock, Inc. has sole voting and investment power with respect to all of the shares.

(10)
The amount shown and the following information are based solely on a Schedule 13G/A filed with the SEC on February 11, 2013. The Schedule 13G/A states that Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, for purposes of this footnote 10, the "Funds"). In its role as investment advisor or manager, neither Dimensional Fund Advisors LP nor its subsidiaries possess voting and/or investment power over the reported shares that are owned by the Funds, and may be deemed to be the beneficial owner of the reported shares held by the Funds. However, all of the reported shares are owned by the Funds. Dimensional Fund Advisors LP disclaims beneficial ownership of such shares. Dimensional Fund Advisors LP has sole power to vote or direct the vote of 1,782,800 of the shares and sole power to dispose or direct the disposition of 1,818,859 of the shares.

(11)
The amount shown and the following information are based solely on a Schedule 13G filed with the SEC on February 13, 2013. T. Rowe Price Associates, Inc. has sole voting power with respect to 161,700 of the shares and sole dispositive power with respect to all of the shares.

(12)
The amount shown and the following information are based solely on a Schedule 13G filed with the SEC on February 12, 2013. The Vanguard Group has sole voting power with respect to 44,900 of the shares, sole dispositive power with respect to 1,516,157 of the shares and shared dispositive power with respect to 43,800 of the shares.

(13)
The amount shown and the following information are based solely on a Schedule 13G filed with the SEC on February 13, 2013. Invesco Ltd. has sole voting power with respect to 1,349,845 of the shares and sole dispositive power with respect to all of the shares.

(14)
Consists of 12,101 shares of class A common stock held by Mr. Ayers and 4,470 shares of class A common stock the receipt of which Mr. Ayers has deferred under our non-employee director stock deferral program.

(15)
Consists of 2,065 shares of class A common stock held by Mr. Baert and 2,405 shares of class A common stock the receipt of which Mr. Baert has deferred under our non-employee director stock deferral program.

(16)
Consists of 1,666 shares of class A common stock held by Mr. Bagepalli, 3,750 shares of class A common stock issuable upon the exercise of stock options within 60 days after February 1, 2013, and 10,334 shares of class A common stock issued as restricted stock awards under the Company's 2004 Stock Incentive Plan, which are subject to certain restrictions with respect to the transfer and disposition of such shares.

(17)
Consists of 8,247 shares of class A common stock held by Mr. Burnes and 4,470 shares of class A common stock the receipt of which Mr. Burnes has deferred under our non-employee director stock deferral program.

(18)
Consists of 6,703 shares of class A common stock held by Mr. Cathcart and 4,470 shares of class A common stock the receipt of which Mr. Cathcart has deferred under our non-employee director stock deferral program.

(19)
Consists of 6,340 shares of class A common stock held by Mr. Coghlan, 56,250 shares of class A common stock issuable upon the exercise of stock options within 60 days after February 1, 2013, 9,691 shares of class A common stock issuable upon settlement of restricted stock units within 60 days after February 1, 2013, and 46,668 shares of class A common stock issued as restricted stock awards under the Company's 2004 Stock Incentive Plan, which are subject to certain restrictions with respect to the transfer and disposition of such shares.

(20)
Consists of 12,087 shares of class A common stock held by Mr. Lepage, 36,750 shares of class A common stock issuable upon the exercise of stock options within 60 days after February 1, 2013, 4,501 shares of class A common stock issuable upon settlement of restricted stock units within 60 days after February 1, 2013, and 14,668 shares of class A common stock issued as restricted stock awards under the Company's 2004 Stock Incentive Plan, which are subject to certain restrictions with respect to the transfer and disposition of such shares.

(21)
Consists of shares of class A common stock issued to Mr. Freeman as restricted stock awards under the Company's 2004 Stock Incentive Plan, which are subject to certain restrictions with respect to the transfer and disposition of such shares.

(22)
Consists of 6,023 shares of class A common stock held by Mr. McCartney and 35,000 shares of class A common stock issuable upon the exercise of stock options within 60 days after February 1, 2013.

(23)
Consists of 8,960 shares of class A common stock held by Mr. McGillicuddy, 3,094 shares of class A common stock issuable upon the exercise of stock options within 60 days after February 1, 2013 and 4,470 shares of class A common stock the receipt of which Mr. McGillicuddy has deferred under our non-employee director stock deferral program.

(24)
Consists of 613 shares of class A common stock held by Mr. Melhem, 1,875 shares of class A common stock issuable upon the exercise of stock options within 60 days after February 1, 2013, and 6,667 shares of class A common stock issued as restricted stock awards under the Company's

  2004 Stock Incentive Plan, which are subject to certain restrictions with respect to the transfer and disposition of such shares.

(25)
Mr. Noonan's wife, Tiffany Horne Noonan, is the beneficiary of trusts holding an aggregate of 190,340 shares of class B common stock, but neither she nor Mr. Noonan have sole or shared voting or investment control over any of the shares.

(26)
Consists of 79,816 shares of class A common stock held by our current executive officers and directors, 124,219 shares of class A common stock issuable upon the exercise of stock options within 60 days after February 1, 2013, 18,613 shares of class A common stock issuable upon settlement of restricted stock units within 60 days after February 1, 2013, 20,285 shares of class A common stock the receipt of which have been deferred under our non-employee director stock deferral program, and 95,003 shares of class A common stock issued as restricted stock awards under the Company's 2004 Stock Incentive Plan, which are subject to certain restrictions with respect to the transfer and disposition of such shares.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Programs

        The following Compensation Discussion and Analysis describes the material elements of our fiscal year 2012 compensation program and compensation paid thereunder. Most of the discussion relates to our "named executive officers" for fiscal year 2012, who were:

David J. Coghlan	Chief Executive Officer & President
Dean P. Freeman	Chief Financial Officer & Executive Vice President
Srinivas K. Bagepalli	President, North America
Elie Melhem	President, Asia
Kenneth R. Lepage	General Counsel, Executive Vice President of Administration & Secretary
William C. McCartney	Former Chief Financial Officer

The Compensation Committee makes decisions for the total direct compensation of the named executive officers based on the factors described below. The Compensation Committee consists solely of independent, non-employee directors. In addition, for named executive officers other than the Chief Executive Officer, the Compensation Committee also considers the Chief Executive Officer's recommendations.

Executive Summary

Company Performance

        2012 was a challenging year in which Watts Water made important investments in both people and systems and initiated a transition of many of our product lines to lead free alloys. These investments affected near-term operating margins but should position the Company well for future growth. Some highlights of our performance include:

  •
  A full year 2012 sales increase of $17.5 million despite unfavorable foreign exchange movements.

  •
  A 10% increase in net income from continuing operations.

  •
  A conversion rate of free cash flow to net income from continuing operations of 148%, the fifth consecutive year that the Company generated free cash flows in excess of 140% of net income.

  •
  Meaningful growth in emerging markets in Asia, the Middle East and Eastern Europe.

However, we did not achieve all of the challenging goals embedded in our annual incentive programs, as discussed in more detail in the sections below.

Alignment of Pay with Performance

        In line with our pay-for-performance philosophy, our executives received competitive compensation commensurate with these results. Messrs. Coghlan, Freeman, Lepage and McCartney's bonuses were based on the performance of our Company as a whole, and each earned 28.2% of their total bonus opportunity. Company performance also accounted for 30% of the bonus opportunity for Messrs. Bagepalli and Melhem. The remaining 70% of Mr. Bagepalli's bonus is based on the performance of our North America segment, which funded at 39.9%. For Mr. Melhem, the remaining 70% of his bonus was based on the performance of our Asia segment, which funded at 121.3%. Accordingly, Mr. Bagepalli earned 36.4% of his total target bonus amount while Mr. Melhem earned 79.4%.

        A substantial portion of each executive's compensation opportunity is performance-based or aligned with stockholder value creation over time in the form of equity grants. Set forth below for our

Chief Executive Officer, and separately for the other named executive officers, are charts illustrating the percentage of total target compensation corresponding to base salaries, annual incentives and long-term incentives.

Total Direct Compensation Opportunity—Chief Executive Officer(1)

Fixed 18%	Variable 82%
(Base Salary)	(Target Annual Incentive + Long-Term Incentive Value)(2)

Short-term 36%	Long-term 64%
(Base Salary + Target Annual Incentive)	(Long-Term Incentive Value)

Cash 36%	Equity-Based 64%
(Base Salary + Target Annual Incentive)	(Long-Term Incentive Value)

(1)
Total direct compensation opportunity does not include perquisites or other executive benefits, including retirement and severance benefits, or the value of the discount attributable to the purchase price for restricted stock units under our Management Stock Purchase Plan.

(2)
Long-Term Incentive value consists of stock options and restricted stock awards.

Total Direct Compensation Opportunity—Other Named Executive Officers(1) (Average allocation for four Named Executive Officers other than the Chief Executive Officer and Mr. McCartney)(2)

Fixed 31%	Variable 69%
(Base Salary(3))	(Target Annual Incentive + Long-Term Incentive Value(4))

Short-term 50%	Long-term 50%
(Base Salary + Target Annual Incentive)	(Long-Term Incentive Value)

Cash 50%	Equity-Based 50%
(Base Salary + Target Annual Incentive)	(Long-Term Incentive Value)

(1)
Total direct compensation opportunity does not include perquisites or other executive benefits, including retirement and severance benefits, or the value of the discount attributable to the purchase price for restricted stock units under our Management Stock Purchase Plan.

(2)
Mr. McCartney resigned on November 12, 2012, but remained an employee until December 14, 2012.

(3)
Includes annualized base salary for Mr. Freeman, who commenced employment on October 22, 2012.

(4)
Long-Term Incentive value consists of stock options and restricted stock awards.

        Other compensation decisions in 2012 reflected our compensation philosophy, as set forth in more detail below. Each of our named executive officers received base salary increases in 2012, reflecting a consideration of individual and Company performance as well as competitive position relative to market, among other factors. We also approved increases to the target bonus amounts for Messrs. Bagepalli, Melhem and Lepage. Following these increases, each of our executive officers is positioned within 10% of the market median for target cash compensation, with no executive officer exceeding the market median.

Other Practices and Policies to Promote Effective Compensation Governance

        Examples of practices and policies that the Committee has implemented to ensure effective governance of compensation plans include:

  •
  Our executives are subject to robust stock ownership guidelines.

  •
  The Compensation Committee has the authority to hire independent counsel and other advisors.

  •
  The Compensation Committee has conducted a review and assessment of risk as it relates to our compensation policies and practices.

  •
  Our Insider Trading Procedures prohibit hedging transactions, and no designated insiders may pledge Company securities as collateral unless approved in advance by the Compensation Committee.

  •
  None of our executive officers has an employment agreement with us or any arrangement or agreement that provides for severance payments.

Extraordinary Events During the Year

        Mr. McCartney resigned as our Chief Financial Officer on November 12, 2012 and retired from the Company on December 14, 2012. In connection with Mr. McCartney's decision to retire, in June 2102 we entered into a retention agreement with Mr. McCartney whereby Mr. McCartney agreed to continue employment with us to assist in identifying a successor and to transition his responsibilities and duties to the new Chief Financial Officer. After fulfilling the terms of the retention agreement and providing a general release of claims, Mr. McCartney received a cash payment of $690,000, an acceleration of vesting of all unvested stock options and restricted stock awards as of December 14, 2012, and an extension of the time to exercise all of his stock options. He also received a cash payment of $63,239, which is the amount of the annual 2012 performance bonus he would have been entitled to receive had he remained employed by the Company through December 31, 2012. The retention agreement subjects Mr. McCartney to non-competition and non-solicitation covenants for two years.

        Mr. Freeman commenced employment with us on October 22, 2012 and was appointed Chief Financial Officer and Executive Vice President on November 12, 2012. He received a signing bonus of $100,000 and will be required to reimburse the full amount of the signing bonus in the event his employment terminates with us during his first 24 months of employment for any reason except for a Company-initiated termination due to a reorganization or lack of work. He also received certain relocation benefits that we determined were necessary to induce him to join our Company.

Compensation Philosophy

        Our executive compensation philosophy, as set by the Compensation Committee of our Board of Directors, is to provide compensation programs that attract, retain and motivate our key executives who are critical to our long-term success. We implement this philosophy through the following principles:

  •
  Positioning total direct compensation and each component of compensation at approximately the median of our peer companies, which are industry and size relevant and which are identified by a rules-based selection process. Some variation in competitive positioning by executive is expected to account for factors such as tenure, individual performance and criticality of role. When assessing the competitive position of equity-based long-term incentives, we utilize Black-Scholes or similar methodologies to measure the grant date fair value of our awards.

  •
  Rewarding achievement relative to short-term goals that we believe will drive long-term stockholder value creation.

  •
  Aligning long-term pay outcomes with stockholder value creation over time. This necessitates tying a significant portion of each executive's compensation to Company and individual performance, placing that compensation at risk.

        The following key elements are used to compensate our executives:

  •
  Base salaries, representing the only fixed element of total direct compensation.

  •
  Annual incentives, currently consisting of a performance-based bonus under the Executive Incentive Bonus Plan, which reward achievement relative to individual and Company goals, both financial and strategic in nature.

  •
  Long-term incentives, currently consisting of stock options and restricted stock awards, which link pay outcomes to long-term stockholder value creation.

In addition, we provide our executive officers with other employee benefits and limited perquisites, which are primarily intended to maintain our competitive position for attracting and retaining executive talent. However, in general, the Compensation Committee strives to mitigate the use of these non-performance based forms of compensation without jeopardizing our ability to offer a compensation program that will attract and retain executives in a competitive market.

Benchmarking

        Benchmarking is one factor, among many, that we rely on in establishing our compensation levels and program design. We use information regarding pay practices at other comparable companies in two respects. First, we use benchmarking information to evaluate whether our compensation practices are competitive in the marketplace in which we compete for executive talent. Second, we use marketplace information as one factor in assessing the reasonableness of our executive compensation.

        In 2012, the Compensation Committee requested Pearl Meyer to perform a comprehensive competitive assessment of our executive compensation. Among other data sources, Pearl Meyer used compensation information from a peer group of companies for benchmarking purposes. The peer group companies were chosen by the Compensation Committee, after receiving advice and input from Pearl Meyer, using a rules-based process to identify and select firms based on the similarity to Watts Water of the amount of their annual revenues and market capitalization as well as the similarity of their industry, business models, scope of their international operations, primary standard industrial classification codes, index memberships and analyst coverage. The peer group roster has been consistent since 2009. The peer group had average annual revenue of approximately $1.76 billion for the four fiscal quarters preceding the date of analysis, as compared to our revenue of approximately $1.47 billion for the same period. The peer group also had an average market capitalization of $2.14 billion for the most recent quarter prior to the analysis as compared to our market capitalization of approximately $1.10 billion for the same period. The peer group comprises the following companies:

Actuant Corporation	Franklin Electric Co., Inc.	Mueller Industries, Inc.
Acuity Brands, Inc.	Gardner Denver, Inc.	Mueller Water Products, Inc.
A.O. Smith Corporation	Graco Inc.	Regal Beloit Corporation
CIRCOR International, Inc.	IDEX Corporation	Robbins & Myers, Inc.
CLARCOR Inc.	Itron, Inc.	Roper Industries, Inc.

        The Compensation Committee, Pearl Meyer and management also consider compensation survey data. The survey data are based on information reported in various Towers Watson and Mercer survey reports and data bases. For executive positions where data from multiple surveys are available, the data are averaged and, if appropriate, weighted to provide a market composite perspective.

 Elements of Compensation

        The following describes each of the elements of our compensation program for 2012.

Base Salary

        We provide each of our executive officers with a fixed salary that provides a secure base of compensation in an amount that recognizes each officer's role and responsibilities as well as experience, performance and contributions. The Compensation Committee considers base salary increases for our executive officers annually. The amount of any increase is based primarily on the executive officer's performance, level of responsibilities, leadership, experience, employee retention and internal pay equity considerations and the external competitiveness of the officer's base salary and overall total compensation. The Compensation Committee meets with the Chief Executive Officer annually to review proposed adjustments in the base salary amounts for our executive officers other than our Chief Executive Officer and in such review discusses each officer's performance evaluation. The Compensation Committee also reviews the proposed adjustment in base salary and the performance of our Chief Executive Officer with the other independent members of the Board of Directors and conducts a separate discussion with our Chief Executive Officer regarding his performance. As part of its review, the Compensation Committee receives and discusses tally sheets setting forth the total compensation of our executive officers, including base salary, bonus potential, equity awards, retirement benefits, perquisites and other compensation, and information regarding the competitiveness of our compensation programs relative to companies in our benchmarking peer group and other industry survey data. Based on this review, in February 2012 the Compensation Committee approved the following increases in the base salaries of all of our then serving named executive officers (other than Mr. Bagepalli who joined Watts Water in October 2011):

Base Salary Increase
David J. Coghlan	8.33%
Srinivas K. Bagepalli	—
Elie Melhem	5.26%
Kenneth R. Lepage	5.88%
William C. McCartney	3.25%

        During the second quarter of 2012, the Compensation Committee requested that Pearl Meyer conduct a comprehensive competitive assessment of our executive compensation. With respect to cash compensation, Pearl Meyer found that the base salaries and target total cash compensation of our executive officers were generally at the lower end of, or slightly below, a market competitive range (i.e., plus or minus 15% of market median), with some variation by executive. Based on the results of Pearl Meyer's assessment, in July 2012 the Compensation Committee approved additional competitive market adjustments to the base salaries of two of our named executive officers, including a 5.07% increase in Mr. Bagepalli's base salary and an additional 11.11% increase in Mr. Lepage's base salary.

Annual Incentives

        Under the Executive Incentive Bonus Plan, each of our executive officers is eligible for an annual cash bonus. We offer our executives an opportunity to earn a bonus in order to focus our executives on execution against specific financial and strategic goals and reward performance based on achievement of such goals. For each of our executive officers, the Compensation Committee sets a target bonus amount expressed as a percentage of base salary. The Compensation Committee determines the target bonus amount for each executive officer based on a variety of factors, including competitive conditions for the executive officer's position within our peer group and in the broader employment market, length of employment, level of responsibility and experience, input from Pearl Meyer, and, in the case of executive officers other than the Chief Executive Officer, the recommendations of the Chief

Executive Officer. The Compensation Committee initially determined the 2012 target bonus amounts for all named executive officers during the first quarter of 2012, except for Mr. Freeman who commenced employment with us in October 2012. Following a review of the competitive assessment of our executive compensation conducted by Pearl Meyer during the second quarter of 2012, the Compensation Committee approved increases in the target bonus amounts for Messrs. Bagepalli, Melhem and Lepage in July 2012. The 2012 target bonus amounts for our named executive officers (other than Mr. McCartney) were as follows:

	Target as a Percent of Salary	Target in Dollars
David J. Coghlan	100%	$650,000
Dean P. Freeman	65%	$49,943	(1)
Srinivas K. Bagepalli	60%	$211,200
Elie Melhem	55%	$165,000
Kenneth R. Lepage	60%	$180,000

(1)
Mr. Freeman commenced employment with us on October 22, 2012 and the target bonus amount set forth in the table represents a prorated bonus target amount for 2012. If Mr. Freeman had been employed with us for all of 2012, his target bonus amount would have been $256,750.

        Due to Mr. McCartney's retirement during 2012, he was not eligible to receive a bonus under our Executive Incentive Bonus Plan for 2012. However, pursuant to the terms of the Retention Agreement dated June 14, 2012 between us and Mr. McCartney, we agreed to pay Mr. McCartney a lump-sum cash payment of $63,239, which is the amount of the annual 2012 performance bonus he would have been entitled to receive if he had remained employed by the Company through December 31, 2012.

        Corporate performance objectives under our Executive Incentive Bonus Plan are established by the end of the first quarter of each fiscal year by our Compensation Committee after consultation with our Chief Executive Officer. For 2012, participants in the Executive Incentive Bonus Plan were assigned four objectives: a sales objective, a net income objective, a free cash flow objective and either a return on invested capital ("ROIC") objective or a days of working capital ("DWC") objective. Our 2012 net income objective consisted of net income excluding the effect of unbudgeted restructuring, acquisitions, foreign exchange, discontinued operations, impairments, and the impact of the sale of a manufacturing facility in China. The free cash flow objective measures the amount of free cash generated during the fiscal year. Free cash represents the amount of cash generated by operations during the year less net capitalized expenditures. These objectives are intended to align the interests of our management team with the interests of our stockholders. We believe that the capital markets evaluate companies in our industry based primarily on their ability to grow their businesses profitably while maintaining adequate returns on their invested capital. Our bonus objectives provide an incentive to management to maintain a balanced approach to growth, with appropriate emphasis on revenues, profitability and cash flow. If we are successful in meeting or exceeding our goals under these objectives, we believe that this will lead to the creation of additional value for our stockholders.

        The Compensation Committee, in consultation with our Chief Executive Officer, determines the relative weight to be assigned to each objective. For 2012, the Compensation Committee weighted each of the four bonus objectives equally at 25%. Mr. Coghlan's, Mr. Freeman's, Mr. Lepage's and Mr. McCartney's bonuses were based on the performance of our Company as a whole. Since the responsibilities of Mr. Bagepalli and Mr. Melhem are substantially tied to the North American and Asian segments, respectively, 70% of their 2012 bonus objectives were based on their respective segment performance, with 30% based on the performance of the Company as a whole.

        The 2012 performance measures and related targets for the Company as a whole and our results with respect to each performance measure were as follows:

	Performance Targets (in millions except ROIC)
				2012 Results (in millions except ROIC)
					% of Bonus Objective Achieved	Weighted Bonus % Earned
Performance Measures	0%	100%	200%
Consolidated Sales	$1,397	$1,553	$1,708	$1,449	62.2%	15.6%
Consolidated Net Income	$86	$95	$114	$78	0.0%	0.0%
Consolidated Cash Flow	$109	$122	$146	$115	50.5%	12.6%
Consolidated ROIC	9.1%	10.1%	12.1%	8.7%	0.0%	0.0%

Total Bonus Earned as a Percentage of Target Amount:						28.2%

        The 2012 performance measures and related targets for our North America segment and our results with respect to each performance measure were as follows:

	Performance Targets (in millions except ROIC)			Actual Results (in millions except ROIC)
					% of Bonus Objective Achieved	Weighted Bonus % Earned
Performance Measures	0%	100%	200%
North America Sales	$768	$854	$939	$844	88.3%	17.7%
North America Net Income	$79	$88	$105	$63	0.0%	0.0%
North America Cash Flow	$65	$72	$86	$74	111.2%	22.2%
North America ROIC	12.9%	14.3%	17.2%	12.7%	0.0%	0.0%

Total Bonus Earned as a Percentage of Target Amount:						39.9%

        The 2012 performance measures and related targets for our Asia segment and our results with respect to each performance measure were as follows:

	Performance Targets (in millions except DWC)
				2012 Results (in millions except DWC)
					% of Bonus Objective Achieved	Weighted Bonus % Earned
Performance Measures	0%	100%	200%
Asia Sales	¥168	¥187	¥206	¥169	3.2%	1.3%
Asia Net Income	¥26	¥29	¥35	¥43	200.0%	40.0%
Asia Cash Flow	¥26	¥29	¥35	¥44	200.0%	40.0%
Asia DWC	33	30	24	13	200.0%	40.0%

Total Bonus Earned as a Percentage of Target Amount:						121.3%

        Based on the above results, for 2012 Messrs. Coghlan, Freeman and Lepage each earned 28.2% of his target bonus amount, Mr. Bagepalli earned 36.4% of his target bonus amount, and Mr. Melhem earned 79.4% of his target bonus amount.

Long-Term Incentives

        We provided long-term incentive compensation for our executive officers during 2012 in the form of the purchase of restricted stock units under our Management Stock Purchase Plan and the grant of stock options and restricted stock awards under our 2004 Stock Incentive Plan. The Compensation Committee believes in granting equity-based incentive compensation as an important component of our executive compensation program to encourage sustainable growth and long-term value creation, align the interests of our executives with those of our stockholders by exposing executives to stock price changes during the vesting or deferral periods, and to attract and retain executive talent.

        Our practice is that all equity awards should be granted as of the third business day following the release of our most recent quarterly earnings to the public. The purpose for setting the grant date of stock options on a day following the release of our most recent quarterly earnings to the public is to ensure that we are using a date when the public markets have a maximum amount of information about our financial performance and have had a sufficient amount of time to understand and react to such information.

        Management Stock Purchase Plan.    Our Management Stock Purchase Plan is intended to provide an incentive for our executives to purchase and hold more of our class A common stock, thereby more closely aligning their interests with the interests of our stockholders. The Compensation Committee approves the participants in the Management Stock Purchase Plan based on recommendations made by senior management. Under the Management Stock Purchase Plan, participants may purchase restricted stock units at a discount of 33% from the closing sale price of our class A common stock using all or a portion of their pre-tax annual performance bonus. For 2012, each of Messrs. Coghlan, Bagepalli, and Melhem elected to contribute 50% of his annual performance bonus, and Mr. Lepage elected to contribute 75% of his annual performance bonus, to the purchase of restricted stock units under the Management Stock Purchase Plan. A more detailed description of the Management Stock Purchase Plan can be found under "Grants of Plan-Based Awards" table below.

        Stock Options and Restricted Stock Awards.    We use stock options and restricted stock to align the interests of our executives with those of our stockholders by motivating them to achieve long-term strategic goals and thereby increase the value of our stock. The Compensation Committee typically makes annual grants of stock options and restricted stock awards at its regularly scheduled third quarter meeting. Our Chief Executive Officer provides recommendations to the Compensation Committee on the number of stock options and restricted stock awards to be granted to our executive officers and employees, other than our Chief Executive Officer. The Compensation Committee evaluates the amount of stock option grants and restricted stock awards based on factors similar to those used to determine base salaries and annual bonuses, and also reviews information on the stock ownership of our executive officers and their compliance with our stock ownership guidelines and information on equity compensation plan dilution.

        We grant a mix of stock options and restricted stock in order to achieve a balance between the retention benefits of restricted stock and the long-term performance incentives provided by stock options. Our intention is that approximately half of the value of an executive's equity award should be in the form of stock options and half of the value should be in the form of restricted stock. Because recipients of restricted stock receive the full market value of their shares of restricted stock rather than just the amount of any appreciation in the value of our stock after the date of grant, a share of restricted stock is considered to have more value on the date of grant than an option to purchase a share of stock. The Compensation Committee has historically used a Black-Scholes valuation model to determine that one share of restricted stock is roughly equal in value to an option to purchase three shares of stock. Accordingly, the number of shares of restricted stock the Compensation Committee awarded to our executive officers is equal to one-third of the number of shares underlying their stock option grant. We examine this ratio periodically to ensure that the intended value is being delivered appropriately through options and restricted stock.

        In addition to the normal annual grants of stock options and restricted stock in 2012, Mr. Lepage and Mr. McCartney each received a special one-time grant of 2,000 shares of restricted stock in recognition of their performance in consummating and integrating the acquisition of Danfoss Socla S.A.S.

Benefits and Perquisites

        We provide our executive officers with certain employee benefits and perquisites as a means of providing additional compensation that is designed to be competitive with other compensation provided by companies in our peer group.

        Retirement benefits are provided through a qualified defined contribution 401(k) plan for all of our full-time eligible employees who are United States residents. Prior to 2012, eligible United States employees also earned benefits under a qualified defined benefit pension plan, and some of our named executive officers also were eligible to accrue benefits under a supplemental non-qualified defined benefit plan. Effective December 31, 2011, we froze benefits under both the tax-qualified and non-qualified pension plans and our 401(k) Plan was enhanced to include Company-provided core and matching contributions for all eligible United States employees. A more detailed description of these historic pension benefits can be found under "Pension Benefits" below.

        We also provide our executive officers with a limited number of perquisites as part of their compensation arrangements, including the choice of receiving a cash automobile allowance or the use of an automobile leased by the Company. The amount of the automobile allowance or the maximum amount of the lease payments for the automobile used by each executive officer is determined by our Chief Executive Officer and reviewed by the Compensation Committee, and the Compensation Committee determines the maximum amount of our Chief Executive Officer's automobile allowance or lease payments to be paid by the Company. We also pay maintenance expenses for the leased automobiles and provide automobile insurance coverage under our corporate umbrella policy.

        In addition, in connection with his assignment in China, we provided Mr. Melhem with customary expatriate benefits to address the unique circumstances arising from his living and working abroad.

Compensation Recovery

        Under the Sarbanes-Oxley Act, in the event of misconduct that results in a financial restatement that would have reduced previously paid incentive compensation, we can recoup the amount of improper payments from our Chief Executive Officer and Chief Financial Officer. In addition, we intend to implement a clawback policy in accordance with the requirements of the Dodd-Frank Act and the regulations that will be issued under that Act. We have elected to defer adoption of a clawback policy until the SEC issues guidance as to the required elements of such a policy to ensure that we are able to implement a single fully compliant policy at one time, rather than implementing a policy that may require significant modifications after the SEC regulations are issued.

Employment Agreements

        None of our executive officers has an employment agreement with us.

        We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements provide indemnity, including the advancement of expenses, to our directors and executive officers against liabilities incurred in the performance of their duties to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Post-Termination Compensation and Change in Control Arrangements

        None of our current executive officers had any arrangement or agreement during 2012 that provided for severance payments.

        As discussed above, Mr. McCartney notified us of his decision to retire in May 2012. In connection with Mr. McCartney's decision to retire, in June 2012 we entered into a Retention Agreement with Mr. McCartney pursuant to which he agreed to remain with us until December 14, 2012, assist us in identifying a successor and help transition his responsibilities and duties to his successor. A description of the Retention Agreement can be found below under "Potential Payments Upon Termination or Change in Control". The terms of the Retention Agreement were based on negotiations with Mr. McCartney and our assessment of the value of insuring a smooth transition of responsibilities. We believe that the compensation provided to Mr. McCartney under the Retention Agreement was fair and reasonable for an executive officer at his level with over 27 years of service with our Company. In addition, the extended transition period afforded by the continuation of his employment until December 2012 provided significant value to our management team and our incoming Chief Financial Officer as they had the benefit of Mr. McCartney's knowledge, experience and extensive industry contacts during the transition period, which minimized disruption to our business.

        None of our executive officers is entitled to payment of any benefits upon a change in control of Watts Water, except that our 2004 Stock Incentive Plan, 1996 Stock Option Plan and Management Stock Purchase Plan provide that in connection with a change in control all unvested stock options, shares of restricted stock, and restricted stock units will become fully vested.

Stock Ownership Guidelines

        The Compensation Committee monitors compliance with the stock ownership guidelines approved by the Compensation Committee for all executive officers and other members of senior management. For 2012, our Chief Executive Officer was required to hold shares of our stock with a value of at least five times the amount of his base salary, our Chief Financial Officer was required to hold shares of our stock with a value of at least three times the amount of his base salary and our other executive officers were required to hold shares of our stock with a value of at least twice their base salary. In determining the number of shares owned by an executive, the Compensation Committee takes into account shares held directly, the shares underlying restricted stock units purchased by the executive under our Management Stock Purchase Plan and shares of restricted stock, but not stock options. Our officers are expected to comply with these requirements within five years of their appointment as an executive officer. The Compensation Committee evaluates compliance with these guidelines in connection with making its compensation decisions and recommendations at its regularly scheduled third quarter meeting. Compliance is typically measured based on stock ownership as of the last day of the second quarter. At the end of the second quarter of 2012, all of our executive officers who had been executive officers of Watts Water for five or more years were in compliance with our stock ownership guidelines.

Impact of Regulatory Requirements

        The financial reporting and income tax consequences of individual compensation elements are important considerations for the Compensation Committee when it is analyzing the overall level of compensation and the mix of compensation paid to our executive officers. Overall, the Compensation Committee seeks to balance its objective of ensuring an effective compensation package for our executive officers with the desire to maximize the immediate deductibility of compensation, while ensuring an appropriate and transparent impact on reported earnings and other financial measures.

        In making its compensation decisions, the Compensation Committee has considered that under Internal Revenue Code Section 162(m) we are not permitted to deduct for tax purposes compensation in excess of $1 million paid to our executive officers (other than the Chief Financial Officer). However, certain compensation that qualifies as "performance-based compensation" under the requirements of Section 162(m) is exempt from this deduction limit. The Compensation Committee designs much of the total compensation packages for our executive officers to intend to qualify for the performance-based compensation exemption from the deductibility limit. However, the Compensation Committee does have the discretion to design and use compensation elements that may not be deductible under Section 162(m) if it believes such elements are appropriate and in the best interest of the Company and its stockholders. For 2012, our annual performance bonus payments to our executives, restricted stock units purchased by our executives using their annual performance bonus, and stock option grants under our 2004 Stock Incentive Plan should be tax deductible compensation under Section 162(m). Our base salary payments and restricted stock grants, as currently structured, are not considered performance-based for purposes of Section 162(m). Therefore, the value of those equity awards, in combination with the amount of base salary, in excess of $1 million paid to the executives who fall within the scope of Section 162(m) is not tax deductible by us.

Say on Pay

        We submitted our executive compensation program to an advisory vote of our stockholders at our 2011 Annual Meeting and it received the support of 96% of the total votes cast on the proposal. In addition, at our 2011 Annual Meeting we held an advisory vote on how often we should submit our executive compensation program to an advisory vote of our stockholders, and 81% of the total votes cast on this proposal were cast in favor of holding the advisory vote on our executive compensation program every three years. In accordance with the stockholder voting results, our Board of Directors has determined that future stockholder advisory votes on executive compensation will occur every three years. Accordingly, the next stockholder advisory vote on our executive compensation program will be held at our 2014 Annual Meeting. The next required stockholder advisory vote on the frequency of the advisory vote on executive compensation will be held at our 2017 Annual Meeting.

        Our Board of Directors reviewed the final vote results of the 2011 advisory vote on our executive compensation program and determined that, given the significant level of support, no changes in our executive compensation policies or decisions were necessary. The Compensation Committee will, in consultation with its independent compensation consultant, consider changes to our compensation programs as appropriate in response to evolving factors such as the business environment and competition for talent. The Compensation Committee will also continue to monitor future advisory votes carefully and may seek input from stockholders with respect to executive compensation matters.

EXECUTIVE COMPENSATION

Compensation Summary

        The following table contains information with respect to the compensation for the fiscal years ended December 31, 2012, 2011 and 2010 of our Chief Executive Officer, Chief Financial Officer, former Chief Financial Officer and our next three most highly compensated executive officers serving as executive officers at the end of the last completed fiscal year. We refer to the executive officers identified in this table as our "named executive officers."

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)		Total ($)

David J. Coghlan	2012	650,000	—		1,174,591		1,214,100	91,668	32,545	41,528	(6)	3,204,432
Chief Executive	2011	585,833	—		768,486		611,400	317,004	57,873	27,088		2,367,684
Officer & President(5)	2010	410,000	—		423,876		370,800	135,250	40,035	28,430		1,408,391

Dean P. Freeman Chief Financial Officer & Executive Vice President(7)	2012	77,987	100,000	(8)	321,360		343,200	14,084	—	87,905	(9)	944,536

Srinivas K. Bagepalli	2012	342,083	—		283,801		283,290	38,446	12,429	25,174	(11)	985,223
President, North America(10)	2011	70,006	75,000	(12)	178,500		193,500	37,837	—	3,240		558,083

Elie Melhem	2012	300,000	—		224,414		202,350	65,536	24,525	192,356	(14)	1,009,181
President, Asia(13)	2011	124,231	—		72,625		76,425	75,459	—	88,455		437,195

Kenneth R. Lepage	2012	282,500	—		358,404		283,290	12,709	53,929	32,908	(15)	1,023,740
General Counsel,	2011	255,000	—		248,521		152,850	37,063	64,062	17,222		774,718
Executive Vice President of Administration & Secretary	2010	235,000	—		228,034		185,400	30,849	37,427	10,097		726,807

William C. McCartney	2012	329,520	—		74,820	(17)	—	—	625,840	791,666	(18)	1,821,846
Former Chief	2011	334,150	—		309,937		254,750	114,766	474,078	24,759		1,512,440
Financial Officer(16)	2010	328,717	—		348,314		309,000	105,102	365,974	24,485		1,481,592

(1)
The amounts shown in this column reflect the grant date fair value of restricted stock awards under our 2004 Stock Incentive Plan and restricted stock units purchased under our Management Stock Purchase Plan determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The amounts in this column attributable to restricted stock units purchased under our Management Stock Purchase Plan relate to restricted stock units purchased using all or a portion of the named executive officer's bonus award for the year indicated. For example, the amounts shown for 2012 include amounts attributable to restricted stock units purchased by the named executive officers on February 22, 2013 using all or a portion of their 2012 bonus award. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 12 to our audited consolidated financial statements for the year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2013, except for fair value attributable to the restricted stock units purchased under our Management Stock Purchase Plan on February 22, 2013 using all or a portion of the named executive officer's bonus for 2012. The fair value of each restricted stock unit purchased under the Management Stock Purchase Plan on February 22, 2013 was estimated on the date of grant using the Black-Scholes-Merton Model based on the following weighted average assumptions:

Expected life:	3.0 years
Expected stock price volatility:	34.13%
Expected dividend yield:	0.93%
Risk-free interest rate:	0.40%

  The risk-free interest rate is based on the U.S. treasury yield curve at the time of grant for the expected life of the restricted stock unit. The expected life, which is defined as the estimated period of time outstanding, of the restricted stock unit and the volatility were calculated using historical data. The expected dividend yield is our best estimate of the expected future dividend yield. Based on these assumptions, the weighted average grant date fair value of a restricted stock unit purchased on February 22, 2013 was $18.05.

(2)
The amounts shown in this column reflect the grant date fair value of stock options granted under our 2004 Stock Incentive Plan determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 12 to our audited consolidated financial statements for the year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2013.

(3)
The amounts shown in this column reflect amounts earned under our Executive Incentive Bonus Plan that the named executive officer elected to receive in cash. Amounts earned by our named executive officers under the Executive Incentive Bonus Plan that were used to purchase restricted stock units under our Management Stock Purchase Plan are not shown in this column. As indicated in footnote (1) above, the grant date fair value of restricted stock units purchased under our Management Stock Purchase Plan using all or a portion of the named executive officer's bonus are included in the amounts shown in the Stock Awards column for each year. The amounts each named executive officer elected to use of his annual performance bonus under the Executive Incentive Bonus Plan to purchase restricted stock units under our Management Stock Purchase Plan and the number of restricted stock units so purchased by each named executive officer are as follows:

	Year	Percentage of Annual Bonus Used	Amount of Bonus for Year	Amount of Bonus Used to Purchase Restricted Stock Units	Number of Restricted Stock Units Purchased

Mr. Coghlan	2012	50%	$183,300	$91,650	2,897
	2011	50%	$634,006	$317,003	11,957
	2010	50%	$270,500	$135,250	5,377

Mr. Bagepalli	2012	50%	$76,877	$38,439	1,215

Mr. Melhem	2012	50%	$131,010	$65,505	2,070

Mr. Lepage	2012	75%	$50,760	$38,070	1,203
	2011	75%	$148,199	$111,149	4,192
	2010	75%	$123,395	$92,546	3,679

Mr. McCartney	2011	50%	$229,507	$114,754	4,328
	2010	50%	$210,204	$105,102	4,179

  The number of restricted stock units purchased was determined by dividing the dollar amount of bonus used in the above table by $31.63 for 2012, $26.51 for 2011 and $25.15 for 2010, which is 67% of the closing price of our class A common stock on February 22, 2013, February 23, 2012 and March 1, 2011, respectively, which was the third business day after the release of our 2012, 2011 and 2010 annual earnings.

(4)
The amounts shown in this column reflect the aggregate change in actuarial present value of the named executive officer's accumulated benefit under our Pension Plan and our Supplemental Plan from January 1 to December 31 of each year. As a result of our Pension Plan and Supplemental Plan being frozen effective December 31, 2011, none of the change in pension value for 2012 is attributable to benefits accrued during the year. The entire amount of the change shown in the table for each of Messrs. Coghlan and Lepage is due to the effect of his being one year closer to his assumed retirement age and changes in the assumptions underlying the present value calculations at the end of 2011 and 2012, including a change in the discount rate assumption for the Pension Plan from 4.8% to 4.0% and for the Supplemental Plan from 4.6% to 3.9% and changes in the mortality assumptions underlying the calculations for both the Pension Plan and the Supplemental Plan. See footnote (1) following the 2012 Pension Benefits table for more details on these assumptions. For Mr. McCartney, $133,465 of the change in his pension value for 2012 is attributable to his decision to retire at the end of 2012. The remaining $492,375 is due to the effect of Mr. McCartney being one year closer to his assumed retirement age and changes in the assumptions underlying the present value calculations at the end of 2011 and 2012 as noted above. The change in pension value for each of Messrs. Bagepalli and Melhem represents the value of the benefits accrued for service in 2011. Messrs. Bagepalli and Melhem did not become participants in the Pension Plan until reaching one year of service during 2012, at which time each earned a retroactive accrual for his 2011 service.

(5)
Mr. Coghlan was promoted from Chief Operating Officer to Chief Executive Officer and President on January 26, 2011.

(6)
The amount indicated for Mr. Coghlan in the All Other Compensation column for 2012 consists of an automobile allowance of $24,000, 401(k) Plan contributions of $15,000, term life and accidental death and dismemberment insurance premiums, and the incremental cost to the Company of sporting event tickets used by Mr. Coghlan.

(7)
Mr. Freeman commenced employment with us on October 22, 2012 and was appointed Chief Financial Officer and Executive Vice President on November 12, 2012.

(8)
Mr. Freeman received a signing bonus of $100,000 following the commencement of his employment with us. Mr. Freeman will be required to reimburse us the full amount of the signing bonus in the event his employment with us terminates during his first 24 months of employment for any reason except for a termination initiated by the Company due to a reorganization or lack of work.

(9)
The amount indicated for Mr. Freeman in the All Other Compensation column for 2012 consists of a $50,000 payment to cover relocation expenses, a tax gross-up payment of $35,993 relating to the relocation payment, automobile lease and maintenance expenses, an automobile insurance premium, and term life and accidental death and dismemberment insurance premiums.

(10)
Mr. Bagepalli commenced employment with us on October 17, 2011.

(11)
The amount indicated for Mr. Bagepalli in the All Other Compensation column for 2012 consists of an automobile allowance of $14,000, 401(k) Plan contributions, and term life and accidental death and dismemberment insurance premiums.

(12)
Mr. Bagepalli received a signing bonus of $75,000 following the commencement of his employment with us.

(13)
Mr. Melhem commenced employment with us on July 25, 2011.

(14)
The amount indicated for Mr. Melhem in the All Other Compensation column for 2012 includes 401(k) Plan contributions and term life and accidental death and dismemberment insurance premiums. In addition, in connection with his assignment in China, we provided Mr. Melhem with customary expatriate benefits to address the unique circumstances arising from living and working abroad. The amount indicated for Mr. Melhem in the All Other Compensation column for 2012 also includes the cost of these expatriate benefits, including $100,323 for housing expenses, $49,076 for use of a car and driver for personal transportation, $22,728 for his child's school tuition, and tax gross-up payments. The dollar amounts shown for Mr. Melhem under the All Other Compensation column include amounts converted from Chinese yuan into U.S. dollars using the following interbank conversion rates in effect on the indicated dates:

      2012: 0.1589 U.S. dollars for one Chinese yuan as of February 22, 2013

      2011: 0.1587 U.S. dollars for one Chinese yuan as of February 23, 2012

(15)
The amount indicated for Mr. Lepage in the All Other Compensation column for 2012 consists of automobile lease and maintenance expenses of $15,669, 401(k) Plan contributions of $14,782, term life and accidental death and dismemberment insurance premiums, automobile insurance premiums, and the incremental cost to Watts Water of sporting event tickets used by Mr. Lepage.

(16)
Mr. McCartney resigned as our Chief Financial Officer on November 12, 2012 but remained an employee of Watts Water until December 14, 2012.

(17)
Mr. McCartney did not receive an annual grant of stock options or restricted stock in 2012, but he did receive a special one-time grant of 2,000 shares of restricted stock in recognition of his performance in consummating and integrating the acquisition of Danfoss Socla S.A.S.

(18)
The amount indicated for Mr. McCartney in the All Other Compensation column for 2012 consists of a retention payment of $690,000, a payment of $63,239, which is equal to the amount of the annual 2012 performance bonus he would have been entitled to receive if he had remained employed by the Company through December 31, 2012, 401(k) Plan contributions of $15,000, automobile lease and maintenance expenses, term life and accidental death and dismemberment insurance premiums, automobile insurance premiums, a retirement gift, a tax gross-up payment related to the retirement gift, and the incremental cost to Watts Water of sporting event tickets used by Mr. McCartney.

Grants of Plan-Based Awards

        The following table shows information concerning grants of plan-based awards made during 2012 to the named executive officers.

2012 GRANTS OF PLAN-BASED AWARDS

							Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			Stock Awards: Number of Shares of Stock or Units (#)		Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)(5)
			Date of Compensation Committee or Board of Directors Action	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)									Exercise or Base Price of Option Awards ($/Sh)(4)

Name	Grant Type(1)	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

David J.	EIBP	—	—	0	325,000	650,000	0	325,000	650,000	—		—	—	—
Coghlan	SIP	8/3/12	7/30/12	—	—	—	—	—	—	30,000		—	—	1,122,300
	SIP	8/3/12	7/30/12	—	—	—	—	—	—	—		90,000	37.41	1,214,100

Dean P.	EIBP(6)	—	—	0	49,943	99,886	—	—	—	—		—	—	—
Freeman	SIP	11/2/12	10/30/12	—	—	—	—	—	—	8,000		—	—	321,360
	SIP	11/2/12	10/30/12	—	—	—	—	—	—	—		24,000	40.17	343,200

Srinivas K.	EIBP	—	—	0	105,600	211,200	0	105,600	211,200	—		—	—	—
Bagepalli	SIP	8/3/12	7/30/12	—	—	—	—	—	—	7,000		—	—	261,870
	SIP	8/3/12	7/30/12	—	—	—	—	—	—	—		21,000	37.41	283,290

Elie	EIBP	—	—	0	82,500	165,000	0	82,500	165,000	—		—	—	—
Melhem	SIP	8/3/12	7/30/12	—	—	—	—	—	—	5,000		—	—	187,050
	SIP	8/3/12	7/30/12	—	—	—	—	—	—	—		15,000	37.41	202,350

Kenneth R.	EIBP	—	—	—	45,000	90,000	0	135,000	270,000	—		—	—	—
Lepage	SIP	8/3/12	7/30/12	—	—	—	—	—	—	9,000	(7)	—	—	336,690
	SIP	8/3/12	7/30/12	—	—	—	—	—	—	—		21,000	37.41	283,290

William C.	SIP	8/3/12	7/30/12	—	—	—	—	—	—	2,000	(7)	—	—	74,820
McCartney

(1)
"EIBP" indicates awards under our Executive Incentive Bonus Plan and "SIP" indicates stock option or restricted stock awards under our 2004 Stock Incentive Plan.

(2)
The amounts in these columns indicate the possible payout amounts under our Executive Incentive Bonus Plan that the named executive officer elected to receive in cash.

(3)
The amounts in these columns indicate the possible payout amounts under our Executive Incentive Bonus Plan that the named executive officer has elected to use to purchase restricted stock units under our Management Stock Purchase Plan. For 2012, Messrs. Coghlan, Bagepalli and Melhem each elected to contribute 50% of his performance bonus payment under the Executive Incentive Bonus Plan to the purchase of restricted stock units under the Management Stock Purchase Plan and Mr. Lepage elected to contribute 75% of his performance bonus payment under the Executive Incentive Bonus Plan to the purchase of restricted stock units under the Management Stock Purchase Plan. Mr. Freeman began employment with us in October 2012 and did not participate in the Management Stock Purchase Plan in 2012. Mr. McCartney retired in December 2012 and was not eligible to receive a bonus under the Executive Incentive Bonus Plan.

(4)
On July 30, 2012, the Compensation Committee approved the annual grants of stock options and restricted stock as of the third business day following the release of our second quarter earnings to the public. Our second quarter earnings press release was issued on July 31, 2012, and the date of grant of the stock options and restricted stock awards for fiscal 2012 was August 3, 2012. The exercise price of the stock options is $37.41, which was the closing sale price of our class A common stock on August 3, 2012. In connection with the commencement of Mr. Freeman's employment with us, on October 29, 2012 the Compensation Committee approved the grant of stock options and restricted stock awards to Mr. Freeman as of the third business day following release of our third quarter earnings to the public, which day was November 2, 2012. The exercise price of Mr. Freeman's stock options is $40.17, which was the closing sale price of our class A common stock on November 2, 2012.

(5)
The amounts shown in this column represent the grant date fair value of each equity award as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(6)
Mr. Freeman commenced employment with us in October 2012 and the amounts reflected in the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards columns are prorated based on his length of service in 2012.

(7)
Mr. Lepage and Mr. McCartney each received a special one-time grant of 2,000 shares of restricted stock in recognition of their performance in consummating and integrating the acquisition of Danfoss Socla S.A.S.

        The target amounts shown under the "Estimated Possible Payouts Under Non-Equity Incentive Plan Awards" columns reflect the cash payments that would have been made to the named executive officers if we had achieved 100% of each of the performance objectives under the Executive Incentive Bonus Plan. The maximum amounts are 200% of such target amounts. Participants in the Executive

Incentive Bonus Plan would have received no bonus payments if we had not exceeded the threshold performance levels under all of their assigned performance objectives. Target bonus amounts under the Executive Incentive Bonus Plan are determined as a percentage of base salary.

        The target amounts shown under the Estimated Possible Payouts Under Equity Incentive Plan Awards column reflect the amount of the named executive officer's bonus payment that would have been allocated to the purchase of restricted stock units under our Management Stock Purchase Plan if we had achieved 100% of each of the performance objectives under the Executive Incentive Bonus Plan. The maximum amounts are 200% of such target amounts. Each of the named executive officers (other than Mr. Freeman) made an election under the Management Stock Purchase Plan prior to December 31, 2011 to receive restricted stock units in lieu of a specified percentage or dollar amount of his cash bonus payment for fiscal 2012 under the Executive Incentive Bonus Plan as specified in footnote (3) to the above table.

        Under our Management Stock Purchase Plan, the purchase price for restricted stock units is 67% of the closing price of our class A common stock on the date of grant. The restricted stock units vest in three equal annual installments beginning one year after the date of grant. At the end of the deferral period specified by the named executive officer under the Management Stock Purchase Plan, we will issue one share of class A common stock for each vested restricted stock unit. Cash dividends equivalent to those paid on our class A common stock will be credited to the named executive officer's account for non-vested restricted stock units and will be paid in cash to the named executive officer when such restricted stock units become vested. Dividends will also be paid in cash to individuals for vested restricted stock units held during any deferral period.

        All stock options and restricted stock awards were granted under our 2004 Stock Incentive Plan. The stock options vest over four years at the rate of 25% per year beginning on the first anniversary of the date of grant. Vested stock options terminate upon the earlier of six months following termination of employment, subject to certain exceptions, or ten years from the date of grant. The restricted stock awards vest over three years at a rate of 33 1/3% each year beginning on the first anniversary of the date of grant. Unvested shares of restricted stock are automatically forfeited upon termination of an executive officer's employment for any reason other than death or disability.

Outstanding Equity Awards at Fiscal Year-End

        The following table shows information regarding unexercised stock options and unvested restricted stock and restricted stock units held by the named executive officers as of December 31, 2012.

2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards(1)				Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)

David J. Coghlan	8/1/08	15,000	0	29.35	8/1/18	—		—
	7/31/09	11,250	3,750	26.34	7/31/19	—		—
	8/6/10	15,000	15,000	33.65	8/6/20	—		—
	8/5/11	15,000	45,000	29.05	8/5/21	—		—
	8/3/12	0	90,000	37.41	8/3/22	—		—
	8/6/10	—	—	—	—	3,334	(4)	143,329
	8/5/11	—	—	—	—	13,334	(4)	573,229
	8/3/12	—	—	—	—	30,000	(4)	1,289,700
	2/19/10	—	—	—	—	3,231	(5)	138,901
	3/1/11	—	—	—	—	3,585	(5)	154,119
	2/23/12	—	—	—	—	11,957	(5)	514,031

Dean P. Freeman	11/2/12	0	24,000	40.17	11/2/22	—		—
	11/2/12	—	—	—	—	8,000	(4)	343,920

Srinivas K. Bagepalli	11/7/11	3,750	11,250	35.70	11/7/21	—		—
	8/3/12	0	21,000	37.41	8/3/22	—		—
	11/7/11	—	—	—	—	3,334	(4)	143,329
	8/3/12	—	—	—	—	7,000	(4)	300,930

Elie Melhem	8/5/11	1,875	5,625	29.05	8/5/21	—		—
	8/3/12	0	15,000	37.41	8/3/22	—		—
	8/5/11	—	—	—	—	1,667	(4)	71,664
	8/3/12	—	—	—	—	5,000	(4)	214,950

Kenneth R. Lepage	8/5/05	5,000	0	32.07	8/5/15	—		—
	8/4/06	3,000	0	35.20	8/4/16	—		—
	8/3/07	4,000	0	33.36	8/3/17	—		—
	8/1/08	6,000	0	29.35	8/1/18	—		—
	7/31/09	7,500	2,500	26.34	7/31/19	—		—
	8/6/10	7,500	7,500	33.65	8/6/20	—		—
	8/5/11	3,750	11,250	29.05	8/5/21	—		—
	8/3/12	0	21,000	37.41	8/3/22	—		—
	8/6/10	—	—	—	—	1,667	(4)	71,664
	3/1/11	—	—	—	—	667	(4)	28,674
	8/5/11	—	—	—	—	3,334	(4)	143,329
	8/3/12	—	—	—	—	9,000	(4)	386,910
	2/19/10	—	—	—	—	1,501	(5)	64,528
	3/1/11	—	—	—	—	2,453	(5)	105,455
	2/23/12	—	—	—	—	4,192	(5)	180,214

William C. McCartney	7/31/09	3,750	0	26.34	7/31/19	—		—
	8/6/10	12,500	0	33.65	8/6/20	—		—
	8/5/11	18,750	0	29.05	8/5/21	—		—

(1)
The stock options listed in this column were granted under our 2004 Stock Incentive Plan and vest 25% per year beginning on the first anniversary of the date of grant.

(2)
The restricted stock units and restricted stock awards listed in this column vest over three years in equal annual installments beginning on the first anniversary of the date of grant.

(3)
In accordance with SEC rules, the market value of unvested shares of restricted stock and restricted stock units is determined by multiplying the number of such shares and units by $42.99, the closing market price of our class A common stock on December 31, 2012.

(4)
Consists of shares of restricted stock awarded under our 2004 Stock Incentive Plan.

(5)
Consists of restricted stock units purchased under the Management Stock Purchase Plan.

 Option Exercises and Stock Vested

        The following table shows amounts received by the named executive officers upon exercise of stock options and vesting of restricted stock and restricted stock units during 2012.

2012 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

David J. Coghlan	—	—	16,688	522,761	(3)

Dean P. Freeman	—	—	—	—

Srinivas K. Bagepalli	—	—	1,666	66,174

Elie Melhem	—	—	833	31,163

Kenneth R. Lepage	—	—	8,992	263,616	(4)

William C. McCartney(5)	122,500	1,240,914	23,642	820,172	(6)

(1)
Reflects shares of class A common stock underlying restricted stock units purchased under the Management Stock Purchase Plan and shares of restricted stock awarded under the 2004 Stock Incentive Plan.

(2)
The value realized on vesting of restricted stock awards is determined by multiplying the number of shares that vested by the fair market value of our class A common stock on the vesting date. The value realized on vesting of restricted stock units represents the difference between the purchase price paid by the named executive officer for the vesting shares and the fair market value of our class A common stock on the vesting date.

(3)
Pursuant to the Management Stock Purchase Plan, Mr. Coghlan has elected to defer receipt of shares issuable upon settlement of restricted stock units representing $25,948 of the value recognized on vesting until March 1, 2014.

(4)
Pursuant to the Management Stock Purchase Plan, Mr. Lepage has elected to defer receipt of shares issuable upon settlement of restricted stock units representing $17,752 of the value recognized on vesting until March 1, 2014.

(5)
Pursuant to Mr. McCartney's Retention Agreement, all of his unvested stock options and restricted stock awards became fully vested on December 14, 2012, his date of retirement.

(6)
Pursuant to the Management Stock Purchase Plan, Mr. McCartney has elected to defer receipt of shares issuable upon settlement of restricted stock units representing $132,545 of the value recognized on vesting until June 14, 2013.

Pension Benefits

        We maintain two defined benefit plans, both of which were frozen effective December 31, 2011. This means that benefit amounts under both plans do not reflect any pay or service earned after December 31, 2011. The Watts Water Technologies, Inc. Pension Plan, which we refer to as the Pension Plan, provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code. The Watts Water Technologies, Inc. Supplemental Employees Retirement Plan, which we refer to as the Supplemental Plan, provides unfunded additional monthly benefits to a select group of key executives. Details of both plans are described below.

        The 2012 Pension Benefits table below shows the named executive officers' years of benefit service, present value of accumulated benefit and payments during the last fiscal year under each of the plans. The "present value of accumulated benefit" is the lump-sum value as of December 31, 2012 of the annual pension benefit earned as of December 31, 2012 payable under a plan for the executive's life beginning on the named executive officer's normal retirement age, reflecting current years of benefit service, current Final Average Compensation (generally the highest five consecutive years of the last ten), and current statutory and plan-specific benefit and pay limits. Certain assumptions were used to determine the lump-sum value and to determine the annual pension that is payable beginning at normal retirement age. Those assumptions are described immediately following the 2012 Pension Benefits table.

        For purposes of the Pension Plan and Supplemental Plan, compensation means the executive's Form W-2 compensation, but also including contributions to our 401(k) plan and any salary deferrals under our health care or dependent care reimbursement plans, but excluding compensation deferred under the Nonqualified Deferred Compensation Plan and the Management Stock Purchase Plan, stock awards, options or other taxable fringe benefits.

  Pension Plan

        All of the named executive officers, except for Mr. Freeman, were eligible for the Pension Plan. Mr. Freeman was not eligible as he was hired in 2012 after benefits under the Pension Plan were frozen. The Pension Plan provides for monthly benefits to, or on behalf of, each covered employee at age 65 (normal retirement age) and has provisions for early retirement after ten years of service and attainment of age 55 and surviving spouse benefits after five years of service. Covered employees who terminate employment prior to retirement with at least five years of service are vested in their accrued retirement benefit. The Pension Plan is subject to the Employee Retirement Income Security Act of 1974, as amended.

        The annual normal retirement benefit for employees under the Pension Plan is 1.67% of Final Average Compensation multiplied by years of benefit service (maximum 25 years), reduced by the Maximum Offset Allowance (as defined in the Pension Plan), subject to limits on compensation and benefits applicable to tax qualified retirement plans.

        Participants may retire early at age 55 with 10 years of service, or at age 62 with 5 years of service. However, pension benefits under the Pension Plan are reduced by 5/9ths of 1% for each of the first 60 months and by 5/18ths of 1% for each of the next 60 months by which commencement of benefits precedes the normal retirement date.

  Supplemental Plan

        The Supplemental Plan provides additional monthly benefits to (i) a select group of key executives under "Tier 1", and (ii) other executives who will be affected by IRS and other plan-specific limits on Pension Plan Compensation. Mr. McCartney is the only named executive officer who is a "Tier 1" participant. Messrs. Coghlan and Lepage also earn benefits under the Supplemental Plan with respect to their compensation in excess of the statutory qualified Pension Plan limit and amounts attributable to deferred compensation that would otherwise have been treated as pensionable wages under the qualified Pension Plan.

        As a Tier 1 participant, Mr. McCartney accrued benefits payable at normal retirement equal to the difference between (1) 2% of his highest three-year Average Compensation multiplied by his years of service up to ten years, plus 3% of Average Compensation times years of service in excess of ten years (but not to exceed a total of 20 years), to a maximum of 50% of Average Compensation and (2) the annual benefit payable under the Pension Plan described above.

        Messrs. Coghlan and Lepage accrued an annual normal retirement benefit under the Supplemental Plan equal to the difference between (1) the Pension Plan formula set forth above based on Annual Compensation up to a plan-specified limit ($364,460 for 2011, the last year of accruals under the Pension Plan), and (2) the Pension Plan formula above based on the qualified plan compensation limit ($245,000 for 2011, the last year of accruals under the Pension Plan).

        The normal retirement age for Tier 1 participants under the Supplemental Plan is 62. As such, Mr. McCartney was eligible for an unreduced Supplemental Plan benefit at age 62 upon his retirement, and he elected to commence his Supplemental Plan benefits effective January 1, 2013. The normal retirement age applicable to Messrs. Coghlan and Lepage under the Supplemental Plan is age 65.

        Under the terms of the Supplemental Plan participants may retire early at age 55 with 10 years of service or at age 62 with 5 years of service. However, pension benefits under the Supplemental Plan are reduced for commencement prior to normal retirement age. Pension benefits are reduced by 5/9ths of 1% for each of the first 60 months (24 months for Tier 1) and by 5/18ths of 1% for each of the next 60 months by which commencement of benefits precedes the normal retirement date.

2012 PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

David J. Coghlan	Pension Plan	4	114,257	—

	Excess benefits under Supplemental Plan	4	66,580	—

	Total:		180,837	—

Dean P. Freeman	Pension Plan	—	—	—

	Excess benefits under Supplemental Plan	—	—	—

	Total:	—	—	—

Srinivas K. Bagepalli	Pension Plan	0.57	12,429	—

	Excess benefits under Supplemental Plan	—	—	—

	Total:		12,429	—

Elie Melhem	Pension Plan	1	24,525	—

	Excess benefits under Supplemental Plan	—	—	—

	Total:		24,525	—

Kenneth R. Lepage	Pension Plan	8.76	148,481	—

	Excess benefits under Supplemental Plan	8.76	71,412	—

	Total:		219,893	—

William C. McCartney	Pension Plan	27	828,430	—

	Tier 1 of Supplemental Plan	20	3,005,665	—

	Total:		3,834,095	—

(1)
The assumptions regarding the calculation of the present value of the accumulated benefit are as follows:

•
Measurement Date: December 31, 2012

•
Interest Rate for Present Value: 4.0% for the Pension Plan and 3.9% for the Supplemental Plan

•
Mortality (Pre Commencement): None

•
Mortality (Post Commencement): The prescribed mortality assumption under Section 430(h)(3)(A) of the Internal Revenue Code for ERISA cash funding purposes, using static tables with separate mortality rates for annuitants and non-annuitants.

•
Withdrawal and disability rates: None

•
Retirement rates: None prior to normal retirement age

•
Normal Retirement Age: Age 65 under Pension Plan; age 62 under Supplemental Plan Tier 1; and age 65 for all other Supplemental Plan participants

•
Accumulated benefit is calculated based on Benefit Service and Compensation as of December 31, 2011, reflecting the plan freeze as of December 31, 2011.

•
All results shown are estimates only; actual benefits will be based on data, pay and years of service at time of retirement.

 Nonqualified Deferred Compensation

        Prior to 2012, we provided a Nonqualified Deferred Compensation Plan to all of our employees whose annual compensation was greater than $90,000, including the named executive officers. Of the named executive officers, only Mr. Lepage has deferred compensation under the Nonqualified Deferred Compensation Plan. Under the Nonqualified Deferred Compensation Plan, participants were allowed to defer up to 100% of base salary and bonus. Participant deferrals earn returns based on the participant's selection from a list of investments that are generally the same as those provided in our 401(k) plan. The allocation of investments may be changed once each year. We did not make any matching contributions under the Nonqualified Deferred Compensation Plan.

        Generally, account balances under the Nonqualified Deferred Compensation Plan may be paid at the earliest of termination of employment, normal retirement, early retirement, or becoming disabled as a lump sum or systematic installments over ten years. Account balances may be distributed prior to retirement only in the event of a financial hardship due to an unforeseeable emergency, but not in excess of the amount needed to meet the hardship. Distributions from the Nonqualified Deferred Compensation Plan to our named executive officers cannot be made until at least six months after termination of employment. Mr. Lepage did not receive any distributions, or make any withdrawals, from the Nonqualified Deferred Compensation Plan during 2012.

2012 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Kenneth R. Lepage	—	—	28,468	—	182,571

Potential Payments Upon Termination or Change in Control

        In May 2012, Mr. McCartney notified us of his decision to retire. In order to incentivize Mr. McCartney to assist us in identifying a successor and to transition his responsibilities and duties to the new Chief Financial Officer, we entered into the Retention Agreement with Mr. McCartney. Following Mr. McCartney's retirement on December 14, 2012, after fulfilling his obligations under the Retention Agreement and providing a general release of claims, we provided him the following under the terms of his Retention Agreement: (i) a lump-sum cash payment equal to $690,000, which represents two years of Mr. McCartney's 2012 annual salary; (ii) accelerated vesting of all unvested stock options and restricted stock awards as of December 14, 2012, and an extension in the time to exercise all of his stock options until December 14, 2015 or the original term of the option; and (iii) a lump-sum cash payment of $63,239, which represented the amount of the annual 2012 performance bonus he would have been entitled to receive if he had remained employed by the Company through December 31, 2012. Mr. McCartney also agreed to a non-competition and non-solicitation covenant for two years post- retirement. Additionally, he must repay the value of all his retention benefits under the Retention Agreement in the event that the Company is sued or incurs the cost of resolving and/or settling a matter that arises from Mr. McCartney having committed any violations of law, fraud or financial improprieties while he was employed by the Company.

        None of our other named executive officers has any arrangement that provides for severance payments. Under our 2004 Stock Incentive Plan, upon the termination of employment of a participant for any reason other than death or disability, all unvested stock options immediately terminate and unvested shares of restricted stock are automatically forfeited. If the participant's employment is terminated for cause, all stock options immediately terminate regardless of whether they are vested or unvested. If a participant's employment is terminated by reason of death or disability, all unvested stock options and shares of restricted stock immediately vest in full and the options may be exercised for a period of twelve months from the date of such termination of employment. Under our Management Stock Purchase Plan, upon the termination of employment of a participant for any reason including death or disability, all vested restricted stock units will be exchanged for shares of class A common stock and the participant will receive a cash payment equal to the lesser of (1) the original purchase price paid for the unvested restricted stock units plus interest, or (2) an amount equal to the number of unvested restricted stock units multiplied by the fair market value of our class A common stock on the termination date.

        None of our named executive officers is entitled to payment of any benefits upon a change in control of the Company, except that our 2004 Stock Incentive Plan and Management Stock Purchase Plan provide that in connection with a change in control all unvested stock options, shares of restricted stock, and restricted stock units will become fully vested. As of December 31, 2012, the named executive officers held the following unvested stock options, shares of restricted stock, and restricted stock units that would become fully vested upon a change in control.

Name	Number of Shares Underlying Unvested Options (#)	Value of Unvested Options ($)(1)	Number of Shares of Unvested Restricted Stock (#)	Value of Unvested Restricted Stock ($)(2)	Number of Shares Underlying Unvested Restricted Stock Units (#)	Value of Unvested Restricted Stock Units ($)(3)

David J. Coghlan	153,750	1,332,038	46,668	2,006,257	18,773	335,708

Dean P. Freeman	24,000	67,680	8,000	343,920	—	—

Srinivas K. Bagepalli	32,250	199,193	10,334	444,259	—	—

Elie Melhem	20,625	162,113	6,667	286,614	—	—

Kenneth R. Lepage	41,326	385,680	12,668	544,597	8,146	147,549

William C. McCartney	—	—	—	—	—	—

(1)
The value of unvested options was calculated by multiplying the number of shares underlying unvested options by $42.99, the closing market price of our class A common stock on December 31, 2012, and then deducting the aggregate exercise price for these options.

(2)
The value of unvested shares of restricted stock was calculated by multiplying the number of shares of unvested restricted stock by $42.99, the closing market price of our class A common stock on December 31, 2012.

(3)
The value of unvested restricted stock units was calculated by multiplying the number of shares underlying unvested restricted stock units by $42.99, the closing market price of our class A common stock on December 31, 2012, and then deducting the aggregate purchase price paid for these restricted stock units.

        In the event their employment terminated as of December 31, 2012 in connection with a change in control of Watts Water, voluntary termination, death or disability, involuntary termination with cause, and involuntary termination without cause, the named executive officers would not receive any additional value under the Pension Plan or the Supplemental Plan over and above the value of their accumulated benefit as a result of their termination. Mr. McCartney retired effective December 14, 2012 with an early retirement benefit under Tier 1 of the Supplemental Plan.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2012.

The Compensation Committee
Richard J. Cathcart, Chairman Robert L. Ayers W. Craig Kissel

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires certain officers, directors and persons who own more than 10% of our class A common stock to file with the SEC initial reports of ownership and changes in ownership of our stock and provide copies of such forms to us. Based on a review of the copies of such forms provided to us and written representations furnished to us, we believe that during the year ended December 31, 2012, all reports required by Section 16(a) to be filed by these persons were filed on a timely basis.

AUDIT COMMITTEE REPORT

        The responsibilities of the Audit Committee are set forth in the charter of the Audit Committee. The Audit Committee, among other matters, is responsible for assisting the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent registered public accounting firm, and the performance of our internal audit function. This includes the selection and evaluation of our independent registered public accounting firm, oversight of our systems of internal accounting and financial controls, a review of management's assessment and management of risk, a review of the annual independent audit of our consolidated financial statements and internal control over financial reporting, review of our Codes of Business Conduct and Ethics, the establishment of "whistle-blowing" procedures, and oversight of other compliance matters.

        The Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2012 with our management. The Audit Committee also reviewed and discussed our audited consolidated financial statements, the audit of our internal control over financial reporting and the matters required to be discussed with KPMG LLP, our independent registered public accounting firm, under Public Company Accounting Oversight Board standards. The Audit Committee received from KPMG the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with KPMG the matters disclosed in this letter and their independence. The Audit Committee also considered whether KPMG's provision of other, non-audit related services to us is compatible with maintaining their independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012 and selected KPMG as our independent registered public accounting firm for 2013.

The Audit Committee
John K. McGillicuddy, Chairman Bernard Baert Kennett F. Burnes Merilee Raines

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Although Delaware law does not require that the selection by the Audit Committee of our independent registered public accounting firm be approved each year by the stockholders, the members of the Audit Committee and the other members of the Board believe it is appropriate to submit the selection of the independent registered public accounting firm to the stockholders for their ratification. The Audit Committee and the Board recommend that the stockholders ratify the selection of KPMG LLP as our independent registered public accounting firm for 2013. If the stockholders do not ratify the selection of KPMG, the Audit Committee will reconsider its selection.

        We expect that representatives of KPMG will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so and will also be available to respond to questions from stockholders.

        During 2012, KPMG provided various audit, audit-related and tax services to us. The Audit Committee has adopted policies and procedures which require the Audit Committee to pre-approve all audit and non-audit services performed by KPMG in order to ensure that the provision of such services does not impair KPMG's independence. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period, and the Audit Committee sets specific limits on the amount of each such service we obtain from KPMG.

        The aggregate fees billed for professional services by KPMG in 2011 and 2012 for audit, audit-related, tax and non-audit services were:

Type of Fees	2011	2012
Audit Fees:	$3,641,477	$3,401,343
Audit-Related Fees:	$2,715	$2,507
Tax Fees:	$220,572	$145,600
All Other Fees:	$111,000	$94,666

Total:	$3,975,764	$3,644,116

        Audit fees primarily include fees we paid KPMG for professional services for the audit of our annual financial statements included in our annual report on Form 10-K, review of financial statements included in our quarterly reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements, such as consents. Audit fees for 2011 and 2012 also include the audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002. Audit-related fees were for work performed by KPMG to allocate costs among entities within our European reporting segment. Tax fees include fees for tax compliance and tax advice. All other fees for 2011 and 2012 include consulting services provided by KPMG to assess our implementation of a global enterprise resource planning system.

        The Audit Committee and the Board of Directors recommend that stockholders vote FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2013.

 PROPOSAL 3
APPROVAL OF THE
WATTS WATER TECHNOLOGIES, INC. EXECUTIVE INCENTIVE BONUS PLAN

        We have adopted the Watts Water Technologies, Inc. Executive Incentive Bonus Plan (the "Bonus Plan") as a means of (i) assisting us in attracting and retaining highly qualified individuals; (ii) establishing performance goals based on objective criteria; (iii) underscoring the importance of achieving business objectives for the short and long term; and (iv) providing participants with a compensation package that has an annual incentive component that is tied directly to the achievement of those objectives.

        We are requesting that our stockholders vote in favor of approving the Bonus Plan, which was approved by the Compensation Committee of the Board on February 18, 2013 and by our Board of Directors on February 19, 2013 and will be effective as of January 1, 2014, subject to approval by our stockholders. The Bonus Plan will replace our current Executive Incentive Bonus Plan previously approved by our stockholders at the 2008 Annual Meeting. A summary of the principal provisions of the Bonus Plan is set forth below. The summary is qualified by reference to the full text of the Bonus Plan, which is attached as Appendix A to this Proxy Statement.

        The Bonus Plan was adopted in order to allow bonuses paid under the Bonus Plan to "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to qualify as performance-based compensation and be deductible without limit under Section 162(m) of the Code and the regulations and interpretations thereunder.

General

        In general, Section 162(m) of the Code imposes a limit on corporate tax deductions for compensation in excess of $1 million per year paid by a public company to its Chief Executive Officer or any of the next three highest paid executive officers (other than the Chief Financial Officer) as listed in the proxy statement. An exception to this limitation is provided for performance-based compensation.

        Section 162(m) generally requires that affected executives' compensation satisfy certain conditions in order to qualify for the performance-based exclusion from the $1 million deduction cap. The Bonus Plan is intended to meet these conditions and therefore qualify compensation paid under the Bonus Plan as performance-based compensation under Section 162(m) of the Code.

Administration

        The Bonus Plan will be administered by the Compensation Committee, which is composed of at least two "outside directors," as defined under Section 162(m) of the Code. The Compensation Committee will have the full power to construe and interpret the Bonus Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Bonus Plan. The Compensation Committee will exercise all rights and duties under the Bonus Plan with respect to matters under Section 162(m) of the Code that are required to be determined in the sole and absolute discretion of the Compensation Committee. Any decisions made or actions taken by the Compensation Committee shall be final, conclusive and binding.

Eligibility and Participation

        Eligibility to participate in the Bonus Plan is limited to officers of Watts Water and its subsidiaries selected by the Compensation Committee, but including all individuals who are "covered employees" within the meaning of Section 162(m) of the Code ("Participants").

 Business Criteria

        The Bonus Plan allows the Compensation Committee to pay bonuses based upon the attainment of performance objectives which are established by the Compensation Committee and relate to one or more of the following business criteria with respect to Watts Water, any of its subsidiaries, divisions, business units, segments or regions or any individual (collectively, the "Performance Goals"):

  •
  earnings (either before or after one or more of the following: (i) interest, (ii) taxes, (iii) depreciation and (iv) amortization)

  •
  economic value-added (as determined by the Compensation Committee)

  •
  sales or revenue

  •
  net income (either before or after taxes)

  •
  cash flow (including, but not limited to, operating cash flow and free cash flow)

  •
  return on capital

  •
  return on invested capital

  •
  return on stockholders' equity

  •
  return on assets

  •
  stockholder return

  •
  return on sales

  •
  gross or net profit

  •
  productivity

  •
  expenses

  •
  operating margin

  •
  operating efficiency

  •
  customer satisfaction

  •
  working capital

  •
  earnings per share

  •
  price per share of class A common stock

  •
  market share
  •
  costs

  •
  cash flow conversion rate

  •
  improvement of financial ratings

  •
  gross operating profit

  •
  capital deployment

  •
  implementation or completion of critical projects

  •
  funds from operations

  •
  achievement of balance sheet or income statement objectives

  •
  organizational or succession planning

  •
  sales growth (organic and/or inorganic)

  •
  improvements in capital structure

  •
  productivity ratios

  •
  operating efficiency

  •
  enterprise value

  •
  safety record

  •
  completion of acquisitions or business expansions

  •
  completion of dispositions of assets or business units

  •
  working capital percentage to sales

  •
  quality record

  •
  on-time delivery

  •
  inventory value

  •
  inventory turns

Any of the Performance Goals may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

At the time the Performance Goals are established and within the time prescribed by, or otherwise in compliance with, Section 162(m) of the Code, the Compensation Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following items relating to:

•

a change in accounting principle

•

financing activities

•

expenses for restructuring or productivity initiatives

•

other non-operating items

•

acquisitions or dispositions

•

the business operations of any entity acquired by the Company during the performance period

•

discontinued operations

•

stock dividend, stock split, combination or exchange of stock

•

unusual or extraordinary events, transactions or developments

•

amortization of intangible assets

•

other significant income or expense outside the Company's core, on-going business activities

•

other nonrecurring items

•

changes in applicable law

All such determinations shall be made in compliance with Section 162(m) of the Code.

Performance Periods

        The Bonus Plan allows the Compensation Committee to select the bonus formulas and Performance Goals applicable for each performance period. Performance periods may be periods of one, two or three fiscal years of the Company. A performance period may be concurrent or consecutive.

Award Determinations

        By no later than the latest time permitted by Section 162(m) of the Code, but no later than 90 days after the commencement of the performance period and while the performance relating to the Performance Goal(s) remains substantially uncertain within the meaning of Section 162(m) of the Code, the Compensation Committee will adopt bonus formulas for each performance period, including the Performance Goals for such performance period and any adjustments permitted.

        The Compensation Committee may, pursuant to its discretion, reduce a bonus payable under the Bonus Plan pursuant to the applicable bonus formula; however, the Compensation Committee has no discretion to increase the amount of a Participant's bonus. Once a bonus formula is established based on one or more Performance Goals, the Compensation Committee may, with the consent of the Participant, establish (and once established, rescind, waive or amend) additional conditions and terms of payment of awards, including the achievement of other financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate. However, the Compensation Committee has no discretion to increase the amount of a Participant's bonus or to pay a bonus under the Bonus Plan if the Performance Goals have not been satisfied.

        A Participant does not need to be employed on the first day of a performance period. If a Participant becomes eligible to participate in the Bonus Plan during a performance period, the Compensation Committee shall determine if such Participant will be eligible to receive a bonus for such performance period and whether or not such bonus will be prorated. A Participant must be employed by us on the last day of the performance period in order to be eligible for an award; provided, however, that we may provide exceptions to this requirement in the event of the Participant's death or disability, and pro rata bonuses may be paid to Participants whose employment is terminated during a performance period.

        All awards will be determined by the Compensation Committee and will be paid in (i) cash or (ii) with the consent of the Participant and the Compensation Committee, restricted stock units pursuant to the terms of our Management Stock Purchase Plan. No awards will be paid unless and until the Compensation Committee makes a certification in writing (i) of the amounts payable with respect to each award, (ii) that no award exceeds $5,000,000 with respect to any performance period and (iii) that the amount payable to each Participant does not exceed the amount that was determined to be due upon attainment of the performance goals for the performance period. Awards will be paid as soon as practicable following the end of each performance period, but in no event shall payment be made later than two and one half months following the end of such performance period.

Limitations on Bonuses

        The maximum bonus payable to a Participant under the Bonus Plan shall not exceed $5,000,000 with respect to any performance period.

Forfeiture and Claw-Backs

        The Bonus Plan allows the Compensation Committee to subject bonuses paid under the Bonus Plan to the provisions of any claw-back policy we implement.

Bonus Plan Benefits

        There are currently six employees who would be eligible to receive awards under the Bonus Plan if it were in effect for 2013. The actual amount of future award payments under the Bonus Plan is not presently determinable because such amounts are dependent on the future attainment of to-be-determined performance goals. However, the Bonus Plan provides that the maximum award payable to any one individual under the Bonus Plan is $5,000,000. For sake of illustration only, if the Bonus Plan had been in effect for the period January 1, 2012 through December 31, 2012, and based on the targets and performance goals selected for such period as described above under "Compensation Discussion and Analysis—Elements of Compensation—Annual Incentives," the maximum award the Participants in the Bonus Plan could have received would be as follows:

Name and Position	Dollar Value ($)

David J. Coghlan	1,300,000

Dean P. Freeman	513,500	(1)

Srinivas K. Bagepalli	422,400

Elie Melhem	330,000

Kenneth R. Lepage	360,000

Executive Group	3,236,555	(2)

Non-Executive Director Group	0

Non-Executive Officer Employee Group	0

(1)
Assumes Mr. Freeman had been employed by us for all of 2012.

(2)
Includes amounts denominated in British pounds sterling, which were converted based on a conversion rate of 1.5228 U.S. dollars for one British pound sterling as of February 22, 2013.

 Other Compensation

        The Bonus Plan is not exclusive. Nothing contained in the Bonus Plan prohibits us from granting awards or authorizing other compensation to any person under any other plan or authority or limit our authority to establish other special awards or incentive compensation plans providing for the payment of incentive compensation to employees (including those employees who are eligible to participate in the Bonus Plan).

Amendment and Termination

        The Compensation Committee has the authority to amend or repeal the Bonus Plan at any time or to direct the temporary or permanent discontinuance of awards payable under the Bonus Plan; provided, however, any amendment that changes the maximum award payable to any Participant or materially amends the definition of Performance Goals must be approved by an affirmative vote of a majority of our stockholders.

        Notwithstanding the foregoing, in the event of a change in control (as defined in the Bonus Plan), the Compensation Committee may not terminate the Bonus Plan during any performance period without payment of a pro rata portion of any bonus based on the period of time elapsed during the performance period and a determination of the Compensation Committee as to the satisfaction of pro rata Performance Goals for such period.

Board Recommendation and Vote Required for Approval

        Approval of the Watts Water Technologies, Inc. Executive Incentive Bonus Plan requires the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to be cast at the 2013 Annual Meeting.

        The Board of Directors recommends a vote for the approval of the Watts Water Technologies, Inc. Executive Incentive Bonus Plan.

 PROPOSAL 4
APPROVAL OF THE WATTS WATER TECHNOLOGIES, INC.
SECOND AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN
(the "Second Amended and Restated 2004 Plan")

        We adopted the Watts Water Technologies Amended and Restated 2004 Stock Incentive Plan (the "2004 Plan") to encourage and enable the non-employee directors, officers, employees and other key persons (including consultants and prospective employees) of the Company and its subsidiaries to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company. One of the purposes of the second amendment and restatement is to allow the Company to continue to use the 2004 Plan beyond February 2014 when, pursuant to its present terms, the plan will otherwise expire. Upon the approval of the Second Amended and Restated 2004 Plan, the "Expiration Date" of the plan will be February 19, 2023, the tenth anniversary of the approval of the Second Amended and Restated 2004 Plan by our Board of Directors.

        In addition to extending the Expiration Date, the amendments to the 2004 Plan reflected in the Second Amended and Restated 2004 Plan would effect the following material changes:

  •
  increase the number of shares of class A common stock, par value $.10 per share, that may be granted under the Second Amended and Restated 2004 Plan by 1,500,000 shares to 4,500,000 shares;

  •
  expand the performance criteria that may be used to establish performance goals in connection with "performance based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), as more fully described below;

  •
  limit the amount of Awards that can be granted to non-employee directors to 100,000 shares of class A common stock in any one calendar year;

  •
  provide that dividend equivalents will not be paid on any performance vesting Awards unless the Award vests;

  •
  provide that shares withheld to satisfy the exercise price of an Award will not be added back to the pool of shares available for grant under the Second Amended and Restated 2004 Plan;

  •
  prohibit discount option and SAR Awards; and

  •
  specifically provide that the Administrator (as defined below) does not have the authority to reprice option or SAR Awards.

        We believe that equity incentives are critical to attracting and retaining the most talented employees. As of February 1, 2013, the 2004 Plan had only 582,257 shares (plus any shares returned due to forfeitures or withheld to satisfy tax withholding obligations) available for future awards. If the Second Amended and Restated 2004 Plan is not approved, our ability to grant Awards will be limited, and we will be limited in our ability to use equity compensation as a tool for aligning our Board's and employees' interests with those of Watts Water and our stockholders.

Significant Historical Award Information

        Historically, we have granted predominantly stock options, restricted stock awards, stock awards and deferred stock awards under the 2004 Plan. The table below presents information about the shares of our class A common stock that were subject to the various outstanding equity awards as of February 1, 2013.

Number of shares underlying outstanding stock options:	1,054,675
Weighted-average exercise price of stock options:	$33.41
Weighted-average remaining term (years) of stock options:	7.73
Number of unvested restricted stock award shares:	233,859
Number of shares underlying deferred stock awards:	20,285

        Shares underlying Awards granted under the 2004 Plan that are forfeited, cancelled, reacquired by the Company prior to vesting, satisfied without the issuance of shares or otherwise terminated, and shares used to pay the exercise price (if any) or satisfy tax withholdings with respect to an Award will become available again for grant under the 2004 Plan. These shares would also be added back to the shares available for grant under the Second Amended and Restated 2004 Plan, except that any shares used to pay the exercise price (if any) of an Award would not be added back.

        The following table shows how we have used equity compensation for the last three years:

Key Equity Metrics	2012	2011	2010
Percentage of equity awards granted to named executive officers(1)	36%	33%	32%
Equity burn rate(2)	1.8%	1.4%	1.5%
Dilution(3)	8.5%	9.8%	11.0%
Overhang(4)	4.3%	5.2%	5.2%

(1)
Percentage of equity awards granted to our named executive officers is calculated by dividing the number of shares subject to equity awards that were granted to the named executive officers during the fiscal year by the total shares subject to equity awards that were granted during the fiscal year.

(2)
Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the period.

(3)
Dilution is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.

(4)
Overhang is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

        Employees, non-employee directors and other key persons (including consultants and prospective employees) are eligible to receive equity awards. As of February 1, 2013, approximately 100 employees and seven non-employee directors were eligible to receive awards under the 2004 Plan. If approved, approximately the same number of employees and non-employee directors would be eligible for grants under the Second Amended and Restated 2004 Plan. As of February 1, 2013, 101 employees and seven non-employee directors held awards granted under the 2004 Plan.

Background for Request to Increase the Share Reserve

        In determining to recommend the adoption of the Second Amended and Restated 2004 Plan and increase the shares of class A common stock by 1,500,000 shares over the share reserve under the 2004 Plan, our Board considered the following factors:

  •
  If the Second Amended and Restated 2004 Plan is not approved, we would be limited in the amount of equity compensation that could be used as part of our total compensation program, which could limit our ability to attract, motivate and retain talent.

  •
  The additional 1,500,000 shares would increase dilution to other stockholders by 4.3%.

  •
  Based on historical usage, we estimate that the additional 1,500,000 shares would be sufficient for three additional years of Awards, or four years in total, assuming we continue to grant Awards consistent with our historical usage and current practices, and noting that future circumstances may require us to make changes to our current practices.

Summary of the Second Amended and Restated 2004 Plan

        A summary of the principal provisions of the Second Amended and Restated 2004 Plan is set forth below. The summary is qualified by reference to the full text of the Second Amended and Restated 2004 Plan, which is attached as Appendix B to this Proxy Statement.

        The Second Amended and Restated 2004 Plan was approved by our Board on February 19, 2013, subject to approval by our stockholders. The Second Amended and Restated 2004 Plan provides for the grant of options (both nonqualified and incentive stock options), SARs, restricted stock, performance awards, dividend equivalents, unrestricted stock awards and deferred stock (collectively, "Awards").

Shares Subject to the Second Amended and Restated 2004 Plan

        Under the Second Amended and Restated 2004 Plan, the aggregate number of shares of our class A common stock that may be issued or transferred pursuant to Awards is 4,500,000, which is an increase of 1,500,000 shares over the number of shares that may be issued or transferred under the 2004 Plan.

        The Second Amended and Restated 2004 Plan provides for specific limits on the number of shares that may be subject to different types of Awards:

  •
  No more than 2,000,000 shares of our class A common stock may be granted in the form of unrestricted stock awards, restricted stock awards or deferred stock awards.

  •
  Stock options or SARs with respect to no more than 300,000 shares of our class A common stock may be granted to any one individual during any calendar year.

  •
  No more than 300,000 shares of our class A common stock may be granted to any one "covered employee" (within the meaning of Section 162(m) of the Code) for any one performance cycle.

  •
  No non-employee director may be granted an Award of more than 100,000 shares of our class A common stock in any calendar year.

        The shares of our class A common stock available under the Second Amended and Restated 2004 Plan may be either previously authorized and unissued shares or treasury shares. The Second Amended and Restated 2004 Plan provides for appropriate adjustments in the number and kind of shares subject to the plan and to outstanding Awards thereunder in the event of a corporate event or transaction, including any stock dividend, stock split, reorganization, recapitalization, reclassification, merger, consolidation or other similar change in the Company's capital stock or sale of all or substantially all of the assets of the Company.

        If any shares subject to an Award under the Second Amended and Restated 2004 Plan are forfeited, canceled, held back upon exercise of an option or settlement of an Award to cover the tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of shares of our class A common stock or otherwise terminated, then such shares shall be available again for grant under the plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards or an entity acquired by the Company or any of its subsidiaries will not be counted against the shares available for grant under the Second Amended and Restated 2004 Plan. Shares tendered or withheld to satisfy the exercise price of an option granted under the Second Amended and Restated 2004 Plan will not again be available for grant under the plan.

        On March 21, 2013, the closing price of a share of our Class A common stock on the NYSE was $49.50.

Administration

        The Second Amended and Restated 2004 Plan is administered by either our Board or a committee of not less than two non-employee directors (the "Administrator").

        The Administrator is authorized to determine the individuals who will receive Awards (the "participants"), the terms and conditions of such Awards, the types of Awards to be granted and the number of shares to be subject to each Award; approve written award agreements; accelerate the vesting or exercisability of all or a portion of any Award; and extend the period during which an option may be exercised. The Administrator is also authorized to adopt, alter and repeal rules relating to the administration of the Second Amended and Restated 2004 Plan. The Administrator may delegate to the Company's Chief Executive Officer all or part of its authority to grant Awards at fair market value to participants other than senior executive officers subject to Section 16 of the Exchange Act or employees covered by Section 162(m).

Amendment and Termination

        The Board may amend or discontinue the Second Amended and Restated 2004 Plan at any time, and the Administrator may amend or cancel any outstanding Award for the purpose of satisfying changes in law, but no action by the Administrator can adversely affect the rights of an outstanding Award without the holder's consent. Any material plan amendments, including amendments that (i) increase the number of shares available under the plan, (ii) expand that type of Awards available, the plan eligibility requirements or the term of the plan or (iii) materially change the method of determining fair market value, are subject to stockholder approval. In no event may the Administrator exercise discretion to reduce the exercise price of outstanding options or effect repricing through cancellations and regrants.

        The Second Amended and Restated 2004 Plan will expire and no further Awards may be granted after February 19, 2023, the tenth anniversary of its approval by our Board of Directors.

Eligibility

        Awards under the Second Amended and Restated 2004 Plan may be granted to individuals who are our employees, officers, non-employee directors and other key persons (including consultants and prospective employees). However, options which are intended to qualify as ISOs may only be granted to employees.

Awards

        The following will briefly describe the principal features of the various Awards that may be granted under the Second Amended and Restated 2004 Plan.

        Stock Options—Stock options provide for the right to purchase our class A common stock at a specified price, and usually will become exercisable in the discretion of the Administrator in one or more installments after the grant date. The option exercise price may be paid in:

  •
  cash,

  •
  check,

  •
  shares of our class A common stock (including shares issuable pursuant to the exercise of an Award or shares of which have been held by the participant for such period required by the Administrator),

  •
  broker assisted cashless exercise, or

  •
  such other instrument acceptable to the Administrator.

        Stock options may take two forms, non-statutory options ("NSOs") and incentive stock options ("ISOs"). NSOs may be granted for any term specified by the Administrator, but shall not exceed ten years. ISOs will be designed to comply with the provision of the Code and will be subject to certain restrictions contained in the Code in order to qualify as ISOs. Among such restrictions, ISOs must:

  •
  have an exercise price not less than the fair market value of our class A common stock on the date of grant, or if granted to certain individuals who own or are deemed to own at least 10% of the total combined voting power of all of our classes of stock ("10% stockholders"), then such exercise price may not be less than 110% of the fair market value of our class A common stock on the date of grant,

  •
  be granted only to our employees,

  •
  expire within a specified time following the option holder's termination of employment,

  •
  be exercised within ten years after the date of grant, or with respect to 10% stockholders, no more than five years after the date of grant, and

  •
  not be exercisable for the first time by any participant during any calendar year for shares of our class A common stock with an aggregate fair market value in excess of $100,000, determined based on the exercise price.

        No ISO may be granted under the Second Amended and Restated 2004 Plan after February 19, 2023.

        Restricted Stock—A restricted stock award is the grant of shares of our class A common stock at a price determined by the Administrator (which price shall be no less than the par value of such shares) that is nontransferable and unless otherwise determined by the Administrator at the time of award, may be repurchased by the Company upon termination of a participant's employment or service during a restricted period. Participants will have all rights as a stockholder, including the right to vote the shares of restricted stock, unless otherwise provided in the Award agreement. Restricted stock granted to participants will vest according to the terms of each individual Award agreement, as determined by the Administrator. In the event that restricted stock has performance-based vesting, the restricted period will not be less than one year, and if the restricted stock has time-based vesting, the restricted period will not be less than three years.

        Stock Appreciation Rights—SARs provide for the payment to the holder based upon increases in the price of our class A common stock over a set base price. SARs may be granted in connection with stock options or other Awards or separately. The term and conditions of each SAR, including the period during which a vested SAR may be exercised, is set by the Administrator; provided that, (i) SARs granted in tandem with options will be exercisable at such time and to the extent that the related options are exercisable, (ii) upon the exercise of a SAR, the applicable portion of any related option must be surrendered and (iii) SARs are only exercisable by the holder or his or her legal representative during the holder's lifetime. All SARs granted will count against the number of shares that may be issued or transferred under the Second Amended and Restated 2004 Plan.

        Dividend Equivalents—Dividend equivalents represent the value of the dividends per share of our class A common stock that we pay, calculated with reference to the number of shares covered by an Award (other than a dividend equivalent award) held by the participant. These may be paid currently or may be deemed to be reinvested in additional shares of our class A common stock, which may thereafter accrue additional equivalents. Dividend equivalents may be settled in cash or shares or a combination thereof. In addition, dividend equivalents granted with respect to performance-based Awards will be held in escrow and will only be paid to the grantee upon and to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

        Unrestricted Stock Awards—The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an unrestricted stock award to any participant, pursuant to which such participant will receive shares of our class A common stock free of any restrictions.

        Deferred Stock—Deferred stock is an award of phantom stock units to a participant, typically without the payment of consideration and subject to vesting conditions, including satisfaction of performance criteria. Like restricted stock, deferred stock may not be sold, or otherwise transferred, until the vesting conditions are removed or expire. Unlike restricted stock, deferred stock is not actually issued until the deferred stock award has vested. Recipients of deferred stock also will have no voting or dividend rights prior to the time when the vesting conditions are met and the underlying shares of class A common stock are delivered. In the event that deferred stock has performance-based vesting, the vesting period will not be less than one year, and if the deferred stock has time-based vesting, the vesting period will not be less than three years.

        Performance Awards—If the Administrator determines that an Award is intended to meet the requirements of "qualified performance-based compensation" and therefore be deductible under Section 162(m), then the performance criteria upon which the Award will be based shall be with reference to any one or more of the following:

  •
  net earnings (either before or after interest, taxes, depreciation and amortization),

  •
  economic value,

  •
  gross or net sales or revenue,

  •
  net income (before or after taxes),

  •
  adjusted net income,

  •
  operating earnings or profit,

  •
  cash flow (including, but not limited to, operating cash flow and free cash flow),

  •
  return on capital,

  •
  return on assets,

  •
  return on stockholders' equity,

  •
  total stockholder return,

  •
  return on sales,

  •
  gross or net profit or operating margin,

  •
  costs,

  •
  expenses,

  •
  working capital,

  •
  earnings per share,

  •
  adjusted earnings per share,

  •
  price per share,

  •
  market share,

  •
  regulatory body approval for commercialization of a product,

  •
  implementation or completion of critical projects,

  •
  return on investment, and

  •
  funds from operations,

any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

Sale Event

        In connection with a sale event, all options and SARs that are not exercisable immediately prior to the sale event will become fully exercisable and all other Awards will become fully vested and nonforfeitable as of the effective time of such event, except as the Administrator may otherwise specify with respect to particular Awards. Upon the occurrence of a sale event, the Second Amended and Restated 2004 Plan and all outstanding Awards will terminate, unless provision is made in connection with such sale event for the assumption or continuation of Awards with new awards of the successor entity.

Adjustments upon Certain Events

        In the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in our capital stock, the outstanding shares of class A common stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of Watts Water, or additional shares or new or different shares or other securities of Watts Water or other non-cash assets are distributed with respect to such shares or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of Watts Water, the outstanding shares of class A common stock are converted into or exchanged for a different number or kind of securities of Watts Water or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Second Amended and Restated 2004 Plan, including the maximum number of shares that may be issued in the form of unrestricted stock awards, restricted stock awards or deferred stock awards, (ii) the number of options or SARs that can be granted to any one individual grantee and the maximum number of shares that may be granted under a performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Second Amended and Restated 2004 Plan, (iv) the repurchase price per share subject to each outstanding restricted stock award, and (v) the price for each share subject to any then outstanding options and SARs under the Second Amended and Restated 2004 Plan, without changing the aggregate exercise price as to which such options and SARs remain exercisable.

Awards Not Transferable

        Generally the Awards may not be sold, pledged, assigned or otherwise transferred other than by will or by the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order, as defined in the Code. The Administrator may allow Awards other than ISOs to be transferred for estate or tax planning purposes to members of the holder's family, charitable institutions or trusts for the benefit of family members.

Prohibition on Repricing

        The Second Amended and Restated 2004 Plan prohibits the Administrator from reducing the exercise price of outstanding options or repricing options and SARs, including a repricing accomplished through the cancellation of an option or SAR in exchange for cash or another award when the exercise price of the option or the base measurement price of the SAR exceeds the current fair market value of the class A common stock subject to such option or SAR.

Miscellaneous

        As a condition to the issuance or delivery of shares of class A common stock or payment of other compensation pursuant to the exercise or lapse of restrictions on any Award, we have the authority to require participants to discharge all applicable withholding tax obligations. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations, subject to approval by the Administrator.

U.S. Federal Income Tax Consequences

        The tax consequences of the Second Amended and Restated 2004 Plan under current U.S. federal law are summarized in the following discussion. This discussion is limited to the general tax principles applicable to the Second Amended and Restated 2004 Plan for U.S. taxpayers, and is intended for general information only. State, local or foreign taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

        Nonqualified Stock Options.    For U.S. federal income tax purposes, an optionee generally will not recognize taxable income at the time a non-qualified stock option is granted under the Second Amended and Restated 2004 Plan. The optionee will recognize ordinary income, and we will be entitled to a deduction, upon the exercise of a non-qualified stock option. The amount of income recognized (and the amount generally deductible by us) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash, shares or other property. An optionee's basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the non-qualified stock option, and any subsequent gain or loss will generally be taxable as capital gain or loss.

        Incentive Stock Options.    An optionee generally will not recognize taxable income either at the time an incentive stock option is granted or when it is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an "item of tax preference" to the optionee for purposes of alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares acquired upon exercise of an incentive stock option, the optionee will recognize taxable income. If shares acquired upon the exercise of an incentive stock option are held for the longer of two years from the date of grant or one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If this holding period is not met and the stock is sold for a gain, then the difference between the option price and the fair market value of the stock on the date of exercise will be taxed as ordinary income and any gain over that will be eligible for long or short term capital gain treatment. If the holding period is not met and the shares are disposed of for less than the fair market value on the date of exercise, then the amount of ordinary income is limited to the excess, if any, of the amount realized over the exercise price paid. We generally will be entitled to a deduction in the amount of any ordinary income recognized by the optionee.

        Stock Appreciation Rights.    No taxable income is generally recognized upon the receipt of an SAR. Upon exercise of an SAR, the cash or the fair market value of the shares received generally will be taxable as ordinary income in the year of such exercise. We generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

        Restricted Stock.    A participant to whom restricted stock is issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction, unless an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares on the date such restrictions lapse over the purchase price thereof. If an election is made under Section 83(b) of the Code, then the participant generally will recognize ordinary income on the date of issuance equal to the excess, if any, of the fair market value of the shares on that date over the purchase price therefor and we will be entitled to a deduction for the same amount.

        Deferred Stock.    A participant will generally not recognize taxable income upon the grant of deferred stock. However, when the shares are delivered to the participant, the value of such shares at that time will be taxable to the participant as ordinary income. Generally, we will be entitled to a deduction for an amount equal to the amount of ordinary income recognized by the participant.

        Unrestricted Stock Award.    A participant will recognize taxable ordinary income on the fair market value of the stock delivered as payment of bonuses or other compensation under the Second Amended and Restated 2004 Plan and generally we will be entitled to a corresponding deduction.

        Performance Awards.    A participant who has been granted a performance award (either performance unit or stock) generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When an award is paid, whether in cash or shares, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.

        Code Section 409A.    Certain Awards under the Second Amended and Restated 2004 Plan, depending in part on particular Award terms and conditions, may be considered non-qualified deferred compensation subject to the requirements of Code Section 409A. If the terms of such Awards do not meet the requirements of Code Section 409A, then the violation may result in an additional 20% tax obligation, plus penalties and interest for such participant.

        Section 162(m) Limitation.    In general, Section 162(m) of the Code imposes a limit on corporate tax deductions for compensation in excess of $1 million per year paid by a public company to its Chief Executive Officer or any of the next three highest paid executive officers (other than the Chief Financial Officer) as listed in the proxy statement. An exception to this limitation is provided for performance-based compensation that satisfies certain conditions in order to be exempt from the $1 million deduction cap. In particular, the compensation must be paid solely on account of the attainment of one or more objective, pre-established performance goals, and three other requirements must be met:

  •
  the performance goals are determined within a specified time frame by a committee or subcommittee of the corporation's board of directors consisting solely of two or more "outside directors" (within the meaning of Section 162(m));

  •
  the materials terms of the remuneration, including the performance goals, are disclosed to the corporation's stockholders and approved by a majority of the vote of such stockholders before such compensation is paid; and

  •
  the committee of outside directors certifies the attainment of the performance goals and satisfaction of other terms before such compensation is paid.

        If the Second Amended and Restated 2004 Plan is approved by stockholders then Awards under the Second Amended and Restated 2004 Plan should be able to qualify as performance-based compensation under Section 162(m) since the Second Amended and Restated 2004 Plan sets forth the various performance goals pursuant to which performance-based compensation may be payable and the maximum number of shares or cash compensation that can be granted to any person during any calendar year, thereby establishing the maximum amount of compensation that can be payable during the term of the Second Amended and Restated 2004 Plan to any one individual. As a result, if awarded by a qualifying compensation committee, stock options and SARs granted under the Second Amended and Restated 2004 Plan will satisfy the "performance-based compensation" exception to Section 162(m) as the compensation payable is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Restricted stock and deferred stock Awards granted under the Second Amended and Restated 2004 Plan may also qualify as "qualified performance-based compensation" for purposes of Section 162(m) if such awards are awarded by a qualifying compensation committee, such awards are granted or vest upon pre-established objective performance measures based on the performance goals described above under the section entitled "Performance Awards", and the other technical requirements for granting such Awards are met at the time the performance based awards are granted.

        We have attempted to structure the Second Amended and Restated 2004 Plan in such a manner that Awards made under such plan are able to qualify as "performance-based compensation" for purposes of the Section 162(m) $1,000,000 compensation limit. However, we have not requested a ruling from the IRS or an opinion of counsel regarding this issue. This discussion will neither bind the IRS nor preclude the IRS from taking a contrary position with respect to the Second Amended and Restated 2004 Plan. Additionally, nothing in the Second Amended and Restated 2004 Plan requires or otherwise guarantees that Awards will be qualified "performance-based compensation" under Section 162(m), and the compensation committee may in its discretion make awards that do not so qualify.

Plan Benefits

        The number of Awards that an individual participant may receive under the Second Amended and Restated 2004 Plan is in the discretion of the Administrator and therefore cannot be determined in advance. However, for illustrative purposes only, in 2012 the following amounts were granted to the named executive officers and the other groups of individuals named below under the 2004 Plan.

NEW PLAN BENEFITS

Name and Position	Number of Shares of Restricted Stock		Number of Shares Underlying Stock Options	Number of Shares of Stock or Deferred Stock Awards

David J. Coghlan, Chief Executive Officer & President	30,000		90,000	0

Dean P. Freeman, Chief Financial Officer & Executive Vice President	8,000		24,000	0

Srinivas K. Bagepalli, President, North America	7,000		21,000	0

Elie Melhem, President, Asia	5,000		15,000	0

Kenneth R. Lepage, General Counsel, Executive Vice President of Administration & Secretary	7,000	(1)	21,000	0

Executive Group	66,333		181,000	0

Non-Executive Director Group	0		0	16,835

Non-Executive Officer Employee Group	99,433		233,800	0

(1)
Excludes a special one-time grant on August 3, 2012 of an additional 2,000 shares of restricted stock in recognition of Mr. Lepage's performance in consummating and integrating the acquisition of Danfoss Socla S.A.S., which are not illustrative of typical annual grants that would be awarded under the Second Amended and Restated 2004 Plan.

 Equity Compensation Plan

        The following table provides certain information as of December 31, 2012 about our class A common stock that may be issued under our existing equity compensation plans:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,250,035	$31.76	1,484,740
Equity compensation plans not approved by security holders	—	—	—

Board Recommendation and Vote Required for Approval:

        Approval of the Watts Water Technologies, Inc. Second Amended and Restated 2004 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to be cast at the meeting.

        The Board of Directors recommends a vote for the approval of the Watts Water Technologies, Inc. Second Amended and Restated 2004 Stock Incentive Plan.

 HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements, annual reports and notices of Internet availability of proxy materials (if applicable). This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such document to you if you write or call us at the following address or telephone number: Watts Water Technologies, Inc., 815 Chestnut Street, North Andover, MA 01845, Attention: Kenneth Lepage, Secretary, (978) 688-1811, or you can request a copy of any such document by visiting the 2013 Annual Meeting page of our Internet website at http://www.wattswater.com/2013annualmeeting. If you want to receive separate copies of the annual report, proxy statement and Notice of Internet availability of proxy materials (if applicable) in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

STOCKHOLDER PROPOSALS

        In order for any stockholder proposal to be included in the proxy statement for our 2014 Annual Meeting, such proposal must be received at our principal executive offices, 815 Chestnut Street, North Andover, MA 01845, Attention: Kenneth Lepage, Secretary, not later than November 29, 2013 and must satisfy certain rules of the SEC.

        Nominations and proposals of stockholders may also be submitted to us for consideration at the 2014 Annual Meeting if certain conditions set forth in our bylaws are satisfied, but will not be included in the proxy materials unless the conditions set forth in the preceding paragraph are satisfied. Such nominations (or other stockholder proposals) must be delivered to or mailed and received by us not more than 120 days nor less than 75 days prior to the anniversary date of the 2013 Annual Meeting, which dates will be January 15, 2014 and March 1, 2014, respectively. Stockholder proposals received by us outside of these dates will be considered untimely received for consideration at such Annual Meeting. If the date of the 2014 Annual Meeting is subsequently moved to a date more than seven days (in the case of director nominations) or ten days (in the case of other stockholder proposals) prior to the anniversary date of the 2013 Annual Meeting, we will publicly disclose such change, and nominations or other proposals to be considered at the 2014 Annual Meeting must be received by us not later than the 20th day after such disclosure (or, if disclosed more than 75 days prior to such anniversary date, the later of 20 days following such disclosure or 75 days before the date of the 2014 Annual Meeting, as rescheduled). To submit a nomination or other proposal, a stockholder should send the nominee's name or proposal and appropriate supporting information required by our bylaws to the attention of our Secretary at the address provided above. To be considered, all nominations or proposals must comply with the requirements of our by-laws, a copy of which may be obtained without charge by sending a request to Kenneth Lepage at our principal executive offices.

Appendix A

WATTS WATER TECHNOLOGIES, INC.
EXECUTIVE INCENTIVE BONUS PLAN

I.     ESTABLISHMENT AND PURPOSE

        The Watts Water Technologies, Inc. Executive Incentive Bonus Plan (the "Plan") is hereby adopted by Watts Water Technologies, Inc. (the "Company") effective January 1, 2014. The purpose of the Plan is to (i) attract and retain highly qualified individuals; (ii) establish performance goals based on objective criteria; (iii) underscore the importance of achieving business objectives for the short and long term; and (iv) include in such individual's compensation package an annual incentive component which is tied directly to the achievement of those objectives. The Plan is designed to ensure that the bonuses paid hereunder to Covered Employees (as defined below) are deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations and interpretations hereunder. The Plan supersedes and replaces the prior Executive Incentive Bonus Plan, as amended and restated effective as of January 1, 2008.

II.    EFFECTIVE DATE; TERM

        A.    The Plan will be effective as of January 1, 2014, subject to approval of the Plan by the stockholders of the Company. Once effective, the Plan shall remain in effect until such time as it shall be terminated by the Committee (as defined below) or the Plan is not reapproved by stockholders as provided in Section X. The Committee may terminate the Plan at any time; provided, however that except in the event of a Change in Control, the Committee may not terminate the Plan during any performance period without payment of a pro rata portion of any bonus based on the period of time elapsed during the performance period and a determination as to satisfaction of pro rata Performance Goals for such period. For this purpose, a "Change in Control" shall mean (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of stock of the Company are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the stock of the Company to an unrelated person or entity.

III.  ADMINISTRATION

        A.    Committee.    The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall consist at least two directors, each of whom shall qualify as "outside directors" as defined under Section 162(m) of the Code and related Treasury regulations.

        B.    Authority.    The Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the Plan. For the avoidance of doubt, the Committee shall exercise any and all rights and duties under the Plan with respect to matters under Section 162(m) of the Code that are required to be determined in the sole and absolute discretion of the Committee.

        C.    Determinations.    Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and/or administration of the Plan shall be final, conclusive and binding on all persons affected thereby. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

IV.    ELIGIBILITY AND PARTICIPATION

        Eligibility to participate in the Plan is limited to certain officers of the Company as determined and selected by the Committee (each a "Participant"), but including all individuals who are "covered employees" within the meaning of Code Section 162(m) and the regulations and published guidance thereunder ("Covered Employees").

V.     BUSINESS CRITERIA

        A.    Performance Goals.    A Participant may receive a bonus payment under the Plan based upon the attainment of performance objectives which are established by the Committee and relate to one or more of the business criteria listed in Appendix A with respect to the Company, any of its subsidiaries, divisions, business units, segments or regions or any individual (the "Performance Goals"), any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

        B.    Adjustments.    At the time of establishment of the Performance Goals and within the time prescribed by, or otherwise in compliance with, Section 162(m) of the Code, the Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following items relating to: (i) a change in accounting principle, (ii) financing activities, (iii) expenses for restructuring or productivity initiatives, (iv) other non-operating items, (v) acquisitions or dispositions, (vi) the business operations of an entity acquired by the Company during the performance period, (vii) discontinued operations, (viii) stock dividend, split, combination or exchange of stock, (ix) unusual or extraordinary events, transactions or developments, (x) amortization of intangible assets, (xi) other significant income or expense outside the Company's core on-going business activities, (xii) other nonrecurring items, (xiii) goodwill or intangible writeoffs, or (xiv) changes in applicable law. All such adjustments shall be made in compliance with Section 162(m) of the Code.

VI.   BONUS DETERMINATIONS

        A.    Bonus Formulas.    Any bonuses paid to Participants under the Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance objectives relating to the Performance Goals. The Committee will select the Performance Goals applicable for each performance period. Performance periods may be periods of one, two or three fiscal years of the Company, as specified by the Committee. A performance period may be concurrent or consecutive. Participants need not be employed on the first day of a performance period. If a Participant becomes eligible to participate in the Plan during a performance period, the Committee shall determine if such Participant shall be eligible to participate in an award for such performance period and whether or not such award may be prorated for such period.

        B.    Timing of Adoption.    Bonus formulas for Participants shall be adopted for each performance period by the Committee no later than the latest time permitted by Section 162(m) of the Code, but no later than 90 days after the commencement of the performance period and while the performance relating to the Performance Goal(s) remain substantially uncertain within the meaning of Section 162(m) of the Code.

        C.    Reduction in Bonuses.    Although the Committee may in its sole discretion reduce a bonus payable to a Participant pursuant to the applicable bonus formula, the Committee shall have no discretion to increase the amount of a Participant's bonus as determined under the applicable bonus formula.

        D.    Limitations on Bonuses.    The maximum bonus payable to a Participant under the Plan shall not exceed $5,000,000 with respect to any performance period.

        E.    Continued Employment.    The payment of a bonus to a Participant with respect to a performance period shall be conditioned upon the Participant's employment by the Company on the last day of the performance period; provided, however, that in the discretion of the Committee, (i) full bonuses may be paid to Participants who have terminated employment due to disability or following a Change in Control, or to the designee or estate of a Participant who died during such period and (2) pro rata bonuses may be paid to a Participant whose employment is terminated during the performance period based on actual performance.

VII. ADDITIONAL CONDITIONS

        A.    Additional Criteria.    Once a bonus formula is established under Section VI based on one or more of the Performance Goals, the Committee may with the consent of the Participant establish (and once established, rescind, waive or amend) additional conditions and terms of payment of awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it deems desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. However, the Committee shall have no authority to increase the amount of an award granted to any Participant or to pay an award under the Plan if the Performance Goal has not been satisfied.

        B.    Compliance with 162(m).    Notwithstanding any other provision of the Plan, any bonus or award granted under this Plan shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

        C.    Forfeiture and Claw-Back Provisions.    The Committee may provide that any bonuses paid under the Plan shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations thereunder, to the extent set forth in such claw-back policy.

VIII.  PAYMENT OF AWARDS

        A.    Form of Payment.    All awards shall be paid in (i) cash or (ii) with the consent of the Participant and the Committee, restricted stock units pursuant to the terms of the Company's Management Stock Purchase Plan, as it may be amended from time to time, or any successor equity incentive plan thereto.

        B.    Certification Required.    No awards shall be paid unless and until the Committee certifies, in writing, that (i) the amounts payable with respect to each award, (ii) no award exceeds the limitations set forth in Section VI and (iii) the amount payable to each Participant does not exceed the amount of the award granted to the Participant at the beginning of the performance period.

        C.    Timing of Payments.    Awards shall be paid as soon as practicable following the end of the performance period, but in no event shall payment be made later than two and one half months following the end of the performance period.

IX.   SPECIAL AWARDS AND OTHER PLANS

        Nothing contained in the Plan shall prohibit the Company from granting awards or authorizing other compensation to any person under any other plan or authority or limit the authority of the Company to establish other special awards or incentive compensation plans providing for the payment of incentive compensation to employees (including those employees who are eligible to participate in the Plan).

X.    STOCKHOLDER APPROVAL

        No awards shall be paid under the Plan unless and until the Company's stockholders shall have approved the Plan and the Performance Goals as required by Section 162(m) of the Code. So long as the Plan shall not have been previously terminated by the Company, it shall be resubmitted for approval by the Company's stockholders in the fifth year after it shall have first been approved by the Company's stockholders, and every fifth year thereafter. In addition, the Plan shall be resubmitted to the Company's stockholders for approval as required by Section 162(m) of the Code if it is amended in any way that changes the material terms of the Plan's Performance Goals, including by materially modifying the Performance Goals, increasing the maximum bonus payable under the Plan or changing the Plan's eligibility requirements.

XI.   AMENDMENT OF THE PLAN

        The Committee shall have the right to amend the Plan from time to time or to repeal it entirely or to direct the discontinuance of awards either temporarily or permanently; provided, however, that no amendment of the Plan that changes the maximum award payable to any Participant or all Participants in the aggregate, as set forth in Section VI, or materially amends the definition of Performance Goals under Section V, shall be effective before approval by the affirmative vote of a majority of shares voting at a meeting of the shareholders of the Company.

XII. RIGHTS OF PLAN PARTICIPANTS

        A.    No Right to Continued Employment.    Neither the Plan, nor the adoption or operation of the Plan, nor any documents describing or referring to the Plan (or any part hereof) shall confer upon any Participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause.

        B.    No Right to Company Assets.    No individual to whom an award has been made or any other party shall have any interest in the cash or any other asset of the Company prior to such amount being paid.

        C.    Awards Not Transferrable.    No right or interest of any Participant shall be assignable or transferable, or subject to any claims of any creditor or subject to any lien.

        D.    No Right to Continued Participation.    In no event shall the Company be obligated to pay to any Participant an award for any period by reason of the Company's payment of an award to such Participant in any other period, or by reason of the Company's payment of an award to any other Participant or Participants in such period or in any other period. Nothing contained in this Plan shall confer upon any person any claim or right to any payments hereunder. Such payments shall be made at the sole discretion of the Committee.

        E.    Forfeiture and Claw-Back Provisions.    The Committee may provide that any bonuses paid under the Plan shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations thereunder, to the extent set forth in such claw-back policy.

XIII.  SECTION 409A

        Awards under this Plan shall either be exempt from or be designed to comply with Section 409A of the Code. Notwithstanding anything to the contrary in the Plan or any award, if and to the extent the Committee shall determine that the terms of any award may result in the failure of such award to be exempt from or comply with the requirements of Section 409A of the Code, or any applicable regulations or guidance promulgated by the Secretary of the Treasury in connection therewith, the Committee shall have authority to take such action to amend, modify, cancel or terminate the Plan or any award as it deems necessary or advisable, including without limitation:

          1.     amendment or modification of the Plan or any award to conform the Plan or such award to the requirements of Section 409A of the Code or any regulations or other guidance thereunder (including, without limitation, any amendment or modification of the terms of any award regarding vesting, exercise, or the timing or form of payment);

          2.     cancellation or termination of any unvested award, or portion thereof, without any payment to the Participant holding such award.

        Any such amendment, modification, cancellation, or termination of the Plan or any award may adversely affect the rights of an Participant with respect to such award without the Participant's consent.

XIV. MISCELLANEOUS

        A.    Withholding.    The Company shall deduct all federal, state and local taxes required by law or Company policy from any award paid hereunder.

        B.    Unfunded Plan.    The Plan shall be unfunded and is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan. Any accounts under the Plan are for bookkeeping purposes only and do not represent a claim against the specific assets of the Company.

        C.    Severability.    Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

        D.    Governing Law.    The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware (without regard to principles of conflicts of law).

* * * * *

        The Plan was duly authorized, approved and adopted by the Board of Directors of the Company on February 19, 2013, and was duly approved by the stockholders of the Company on                     .

 APPENDIX A

  •
  earnings (either before or after one or more of the following: (i) interest, (ii) taxes, (iii) depreciation and (iv) amortization)

  •
  economic value-added (as determined by the Committee)

  •
  sales or revenue

  •
  net income (either before or after taxes)

  •
  cash flow (including, but not limited to, operating cash flow and free cash flow)

  •
  return on capital

  •
  return on invested capital

  •
  return on stockholders' equity

  •
  return on assets

  •
  stockholder return

  •
  return on sales

  •
  gross or net profit

  •
  productivity

  •
  expenses

  •
  operating margin

  •
  operating efficiency

  •
  customer satisfaction

  •
  working capital

  •
  earnings per share

  •
  price per share of class A common stock

  •
  market share

  •
  costs

  •
  cash flow conversion rate

  •
  improvement of financial ratings

  •
  gross operating profit

  •
  capital deployment

  •
  implementation or completion of critical projects

  •
  funds from operations

  •
  achievement of balance sheet of income statement objectives

  •
  organizational or succession planning

  •
  sales growth (organic and/or inorganic)

  •
  improvements in capital structure

  •
  productivity ratios

  •
  operating efficiency

  •
  enterprise value

  •
  safety record

  •
  completion of acquisitions or business expansions

  •
  completion of dispositions of assets or business units

  •
  working capital percentage to sales

  •
  quality record

  •
  on-time delivery

  •
  inventory value

  •
  inventory turns

Appendix B

WATTS WATER TECHNOLOGIES, INC.

SECOND AMENDED AND RESTATED
2004 STOCK INCENTIVE PLAN

SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the Watts Water Technologies, Inc. 2004 Stock Incentive Plan, as may be further amended and restated from time to time (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Watts Water Technologies, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Administrator" is defined in Section 2(a).

        "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Committee" means the Committee of the Board referred to in Section 2.

        "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

        "Deferred Stock Award" means Awards granted pursuant to Section 8.

        "Dividend Equivalent Right" means Awards granted pursuant to Section 11.

        "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 17.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), NASDAQ National System or a national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

        "409A Award" is an Award that constitutes a deferral of compensation as provided in Treasury Regulation Section 1.409A-1(b)(1), including, but not limited to, (a) any Nonqualified Stock Option or Stock Appreciation Right that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the Award; or (b) any other Award that either (i) provides by its terms for settlement of all or any portion of the Award on one or more dates following the

Short-Term Deferral Period (as defined below), or (ii) permits or requires the grantee to elect one or more dates on which the Award will be settled.

        "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

        "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

        "Performance Criteria" has the meaning set forth in Section 10(a).

        "Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee's right to and the payment of a Restricted Stock Award or Deferred Stock Award.

        "Restricted Stock Award" means Awards granted pursuant to Section 7.

        "Short-Term Deferral Period" means, subject to any applicable Treasury Regulations promulgated pursuant to Section 409A of the Code or other applicable guidance, the period ending on the later of (i) the date that is two and one-half months from the end of the Company's fiscal year in which the applicable portion of the Award is no longer subject to a Substantial Risk of Forfeiture, or (ii) the date that is two and one-half months from the end of the grantee's taxable year in which the applicable portion of the Award is no longer subject to a Substantial Risk of Forfeiture.

        "Specified Employee" has the meaning set forth in Treasury Regulation Section 1.409A-1(i).

        "Stock" means the Class A Common Stock, par value $.10 per share, of the Company, subject to adjustments pursuant to Section 3.

        "Stock Appreciation Right" means any Award granted pursuant to Section 6.

        "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

        "Substantial Risk of Forfeiture," shall have the meaning set forth in any applicable Treasury Regulations promulgated pursuant to Section 409A of the Code or other applicable guidance.

        "Unrestricted Stock Award" means any Award granted pursuant to Section 9.

SECTION 2.    ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

        (a)    Committee.    The Plan shall be administered by either the Board or a committee of not less than two Non-Employee Directors (in either case, the "Administrator").

        (b)    Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

            (i)  to select the individuals to whom Awards may from time to time be granted;

           (ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

          (iii)  to determine the number of shares of Stock to be covered by any Award;

          (iv)  to determine and modify from time to time the terms and conditions, including restrictions, of any Award, not inconsistent with the terms of the Plan or the requirements of Section 409A of the Code, which modified terms and conditions may differ among individual Awards and grantees, provided, however, that no such modification can reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect a repricing through cancellation and re-grants of such Awards;

           (v)  to approve the form of written instruments evidencing the Awards (each a "Grant Instrument");

          (vi)  to accelerate at any time the exercisability or vesting of all or any portion of any Award;

         (vii)  subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

        (viii)  to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

          (ix)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award or Grant Instrument; to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

        (c)    Delegation of Authority to Grant Awards.    The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or "covered employees" within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

        (d)    Indemnification.    Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.

SECTION 3.    STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

        (a)    Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 4,500,000 shares, subject to adjustment as provided in Section 3(b); provided that not more than 2,000,000 shares shall be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards or Deferred Stock Awards (excluding for purposes of such 2,000,000 share limitation, the shares of Stock underlying any Awards granted in lieu of cash compensation or fees). For purposes of these limitations, the shares of Stock underlying any Awards (including any awards granted pursuant to the Watts Industries, Inc. 1996 Stock Option Plan) which are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 300,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of shares of Stock with respect to one or more Awards that may be granted to a Non-Employee Director during any one calendar year is 100,000. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

        (b)    Changes in Stock.    Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards or Deferred Stock Awards, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

        The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

        (c)    Mergers and Other Transactions.    In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a "Sale Event"), all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

        Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the "Sale Price") times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; provided, however, that if the amount to which a grantee would be entitled upon the exercise of such Options and Stock Appreciation Rights at the time of the Sale Event is equal to or less than zero, then such Options and Stock Appreciation Rights may be terminated without payment.

        (d)    Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.    ELIGIBILITY

        Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.    STOCK OPTIONS

        Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

        Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

        (a)    Stock Options.    Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

          (i)    Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

          (ii)    Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

          (iii)    Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (iv)    Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

            (A)  In cash, by certified or bank check or other instrument acceptable to the Administrator;

            (B)  Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for such length of time as required under applicable accounting rules not to result in any accounting consequences to the Company and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

            (C)  By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

            (D)  Through the delivery (or attestation to the ownership) of shares of Stock issuable to the optionee upon the exercise of an Award, with a Fair Market Value on the exercise date equal to the aggregate exercise price of the shares of Stock with respect to which such Award is exercised.

  Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

          (v)    Annual Limit on Incentive Stock Options.    To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

        (b)    Non-transferability of Options.    No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, or by the optionee's legal representative or guardian in the event of the optionee's incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6.    STOCK APPRECIATION RIGHTS

        (a)    Nature of Stock Appreciation Rights.    A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant, multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

        (b)    Grant and Exercise of Stock Appreciation Rights.    Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

        A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

        (c)    Terms and Conditions of Stock Appreciation Rights.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

            (i)  Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

           (ii)  Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

          (iii)  All Stock Appreciation Rights shall be exercisable during the grantee's lifetime only by the grantee or the grantee's legal representative.

SECTION 7.    RESTRICTED STOCK AWARDS

        (a)    Nature of Restricted Stock Awards.    A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

        (b)    Rights as a Stockholder.    Upon execution of a Grant Instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Grant Instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

        (c)    Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, from the grantee or the grantee's legal representative.

        (d)    Vesting of Restricted Stock.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock shall have a performance based goal, the restriction period with respect to such shares shall not be less than one year and in the event that any such Restricted Stock shall have a time based restriction, the restriction period with respect to such shares shall not be less than three years. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its

Subsidiaries and such shares shall be subject to the Company's right of repurchase as provided in Section 7(c) above.

SECTION 8.    DEFERRED STOCK AWARDS

        (a)    Nature of Deferred Stock Awards.    A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that the vesting of any such Deferred Stock Award is subject to attainment of a performance based goal, the vesting period with respect to such award shall not be less than one year and in the event that the vesting of any such Deferred Stock Award shall be time-based, the vesting period with respect to such award shall not be less than three years. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

        (b)    Election to Receive Deferred Stock Awards in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

        (c)    Rights as a Stockholder.    During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

        (d)    Restrictions.    A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

        (e)    Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a grantee's right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.    UNRESTRICTED STOCK AWARDS

        Grant or Sale of Unrestricted Stock.    The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.    PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

        Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award or Deferred Stock Award granted to a Covered Employee is intended to qualify as "Performance-based

Compensation" under Section 162(m) of the Code (a "Performance-based Award"), such Award shall comply with the provisions set forth below:

        (a)    Performance Criteria.    "Performance Criteria" shall mean the criteria (and adjustments) that the Committee selects for purposes of establishing the performance goals that govern Performance-based Awards granted to Covered Employees:

            (i)  The Performance Criteria that shall be used to establish performance goals may include any or all of the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders' equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) expenses; (xv) working capital; (xvi) earnings per share; (xvii) adjusted earnings per share; (xviii) price per share; (xix) regulatory body approval for commercialization of a product; (xx) implementation or completion of critical projects; (xxi) market share; (xxii) return on investment, (xxiii) funds from operations, and (xxiv) economic value, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

           (ii)  The Committee, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the performance goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Cycle; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Cycle; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company's core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions. For all Awards intended to qualify as Performance-based Awards, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

        (b)    Grant of Performance-based Awards.    With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

        (c)    Payment of Performance-based Awards.    Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee's Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

        (d)    Maximum Award Payable.    The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 300,000 Shares (subject to adjustment as provided in Section 3(b) hereof).

SECTION 11.    DIVIDEND EQUIVALENT RIGHTS

        (a)    Dividend Equivalent Rights.    A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award. Notwithstanding any of the foregoing, Dividend Equivalent Rights granted with respect to Performance-based Awards shall be held in escrow and will only be paid to the grantee upon and to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

        (b)    Interest Equivalents.    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

        (c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a grantee's rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.    TAX WITHHOLDING

        (a)    Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

        (b)    Payment in Stock.    Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. Notwithstanding the preceding provisions of this Section 12, in the case of Restricted Stock Awards the Company shall have the right to satisfy the minimum required tax withholding obligation by withholding from shares of Stock no longer subject to repurchase or forfeiture a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 12A.    DEFERRED COMPENSATION.

        (a)   Anything in the Plan to the contrary notwithstanding, the following rules shall apply to 409A Awards and shall constitute further restrictions on terms of Awards set forth elsewhere in the Plan:

            (i)  The Administrator may permit a grantee to elect to defer an Award or to defer any payment under an Award (each, an "Election"), only if such Election is in writing and specifies the amount of the distribution in settlement of the Award being deferred, as well as the time and form of the distribution as permitted by the Plan.

           (ii)  All Elections shall be made by the end of the grantee's taxable year prior to the year in which services commence for which an Award may be granted to such grantee; provided, however, that if the Award qualifies as "performance-based compensation" for purposes of Section 409A of the Code, and is based on services performed over a period of at least twelve (12) months, the Election may be made no later than six (6) months prior to the end of such period.

          (iii)  Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with Section 12A(a)(ii) of the Plan.

        (b)   Any 409A Award which permits a subsequent Election to delay the distribution or change the form of a distribution in settlement of such Award shall comply with the following requirements:

            (i)  No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

           (ii)  Each subsequent Election related to a distribution in settlement of an Award not described in Section 12A(c)(ii), (c)(iii), or (c)(vi) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

          (iii)  No subsequent Election related to a distribution pursuant to Section 12A(c)(iv) shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.

        (c)   No distribution in settlement of a 409A Award may commence earlier than:

            (i)  Separation from service (as determined pursuant to Treasury Regulations or other applicable guidance);

           (ii)  The date the grantee becomes Disabled (as defined below in Section 12A(f));

          (iii)  Death;

          (iv)  A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Administrator upon the grant of an Award and set forth in the Grant Instrument, or (ii) specified by the grantee in an Election complying with the requirements of Section 12A(a) and/or 12A(b), as applicable;

           (v)  To the extent provided by Treasury Regulations promulgated pursuant to Section 409A of the Code or other applicable guidance, a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company; or

          (vi)  The occurrence of an Unforeseeable Emergency (as defined below in Section 12A(e)).

        (d)   Notwithstanding anything else herein to the contrary, to the extent that a grantee is a "Specified Employee," no distribution pursuant to Section 12A(c)(i) in settlement of a 409A Award may be made before the date which is six (6) months after such grantee's date of separation from service, or, if earlier, the date of the grantee's death. In the event any distribution is delayed pursuant to the immediately previous sentence, the 409A Award will be paid at the beginning of the seventh month following the grantee's termination, or, in the event of the grantee's death during such six-month period, payment will be made to the grantee's beneficiary as soon as administratively possible following receipt by the Administrator of satisfactory notice and confirmation of the grantee's death.

        (e)   If a grantee establishes the occurrence of an Unforeseeable Emergency (as defined in Section 409A of the Code) to the satisfaction of the Administrator, the Administrator shall have the authority to provide for distribution in settlement of all or a portion of such Award. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the grantee's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Administrator's determination that an Unforeseeable Emergency has occurred. The occurrence of an Unforeseeable Emergency shall be judged and determined by the Administrator. The Administrator's decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

        (f)    The Administrator shall have the authority to provide in the Grant Instrument evidencing any Award subject to Section 409A of the Code for distribution in settlement of such Award in the event that the grantee becomes Disabled. A grantee shall be considered "Disabled" if either:

            (i)  The grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

           (ii)  The grantee is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the grantee's employer.

All distributions payable by reason of a grantee becoming Disabled shall be paid in a lump sum or in periodic installments as established by the grantee's Election, commencing as soon as practicable following the date the grantee becomes Disabled. If the grantee has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum as soon as practicable following the date the grantee becomes Disabled.

        (g)   If a grantee dies before complete distribution of amounts payable upon settlement of a 409A Award, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the grantee's Election as soon as administratively possible following receipt by the Administrator of satisfactory notice and confirmation of the grantee's death. If the grantee has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum as soon as practicable following the date of the grantee's death.

        (h)   Notwithstanding anything to the contrary herein, the Administrator shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Treasury Regulation Section 1.409A-3(j).

        (i)    The Administrator shall not amend or terminate and no amendment or termination of the Plan or a Grant Instrument pursuant to Section 14 of the Plan shall be effective with respect to 409A Awards except insofar as it complies with the requirements of Section 409A of the Code.

        (j)    Any substitution of a new stock right, as defined in Treasury Regulation Section 1.409A-1(l), or assumption of an outstanding stock right pursuant to any changes in stock described in Section 3(b) of the Plan or pursuant to any merger and other transaction described in Section 3(d) of the Plan and any adjustment of a stock right to reflect a stock split or a stock dividend shall comply with the requirements of Treasury Regulation Sections 1.409A-1(b)(5)(v)(D) and (H), as applicable.

        (k)   In the case of any Award providing for a distribution upon the lapse of a Substantial Risk of Forfeiture, if the timing of such distribution is not otherwise specified in the Plan or the Grant Instrument, the distribution shall be made on or after January 1 and on or before March 15 of the year following the year in which the risk of forfeiture lapsed.

SECTION 13.    TRANSFER, LEAVE OF ABSENCE, ETC.

        For purposes of the Plan, the following events shall not be deemed a termination of employment:

        (a)   a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

        (b)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 14.    AMENDMENTS AND TERMINATION

        Subject to Section 12A(i) of the Plan, the Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation and re-grants. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available, materially expand the eligibility to participate or materially extend the term of the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 14 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(c).

SECTION 15.    STATUS OF PLAN

        With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 16.    GENERAL PROVISIONS

        (a)    No Distribution; Compliance with Legal Requirements.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

        No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

        (b)    Stock Certificates.    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable laws, the Company shall not be required to deliver to any grantee certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). However, if Stock certificates are delivered to grantees under the Plan, such certificates shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company.

        (c)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

        (d)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to such Company's insider trading policy and procedures, as in effect from time to time.

        (e)    Designation of Beneficiary.    Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 17.    EFFECTIVE DATE OF PLAN

        This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after February 19, 2023.

SECTION 18.    GOVERNING LAW

        This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: February 10, 2004

DATE APPROVED BY STOCKHOLDERS: May 5, 2004

DATE AMENDMENT TO SECTION 12 APPROVED BY BOARD OF DIRECTORS: July 31, 2007

DATE ON WHICH AMENDED AND RESTATED PLAN APPROVED BY BOARD OF DIRECTORS: November 1, 2010

DATE ON WHICH SECOND AMENDED AND RESTATED PLAN APPROVED BY BOARD OF DIRECTORS: February 19, 2013

DATE ON WHICH SECOND AMENDED AND RESTATED PLAN APPROVED BY STOCKHOLDERS:

COMPANY # The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4. 1. Election of 01 Robert L. Ayers 04 Richard J. Cathcart 07 John K. McGillicuddy Vote FOR Vote WITHHELD directors: 02 Bernard Baert 05 David J. Coghlan 08 Joseph T. Noonan all nominees from all nominees 03 Kennett F. Burnes 06 W. Craig Kissel 09 Merilee Raines (except as marked) (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the current fiscal year. For Against Abstain 3. To approve our Executive Incentive Bonus Plan. For Against Abstain 4. To approve our Second Amended and Restated 2004 Stock Incentive Plan. For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. Address Change? Mark box, sign, and indicate changes below: Date _____________________________________ Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET – www.eproxy.com/wts Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 14, 2013. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot. PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 14, 2013. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Voting Instruction Card. Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Please detach here

Watts Water Technologies, Inc. 815 Chestnut Street North Andover, MA 01845-6098 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 15, 2013. The shares of stock you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4. By signing the proxy, you revoke all prior proxies and appoint David J. Coghlan, Dean P. Freeman and Kenneth R. Lepage, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. See reverse for voting instructions. WATTS WATER TECHNOLOGIES, INC. ANNUAL MEETING OF STOCKHOLDERS Wednesday, May 15, 2013 9:00 a.m. Watts Water Technologies, Inc. 815 Chestnut Street North Andover, Massachusetts 01845

WATTS WATER TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 15, 2013

9:00 a.m.

Watts Water Technologies, Inc.

815 Chestnut Street

North Andover, Massachusetts 01845

CLASS B COMMON STOCK PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 15, 2013.

The shares of Class B Common Stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint David J. Coghlan, Dean P. Freeman and Kenneth R. Lepage, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Election of	01 Robert L. Ayers	04 Richard J. Cathcart	07 John K. McGillicuddy	☐ Vote FOR	☐ Vote WITHHELD
directors:	02 Bernard Baert	05 David J. Coghlan	08 Joseph T. Noonan	all nominees	from all nominees
	03 Kennett F. Burnes	06 W. Craig Kissel	09 Merilee Raines	(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee,

write the number(s) of the nominee(s) in the space provided to the right.)

2. To ratify the selection of KPMG LLP as our independent registered public
accounting firm for the current fiscal year.	☐	For	☐	Against	☐	Abstain

3.To approve our Executive Incentive Bonus Plan.	☐	For	☐	Against	☐	Abstain

4.To approve our Second Amended and Restated 2004 Stock Incentive Plan.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark box, sign, and indicate changes below:	☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.